Gilmore | 1

                                                                      Cover Page
                                                                     UNITED STATES
                                                           SECURITIES AND EXCHANGE COMMISSION
                                                                 Washington, D.C. 20549

                                                                        Form 1-A
                                                         OFFERING STATEMENT UNDER REGULATION A, TIER 2

                                                            GILMORE HOMES  GILMORE LOANS LLC
                                                   (Exact name of registrant as specified in its charter)
                                               Dates: December 10, 2015 (Inception),and July 23, 2018 as a LLC

                                                   (State or other Jurisdiction of Incorporation, Georgia)
                                                       (Primary Standard Classification Code, 6798)
                                                        (IRS Employer Identification No: 81-0783475)

                                                                   Michael L Gilmore
                                                         Chief Executive Officer / Asset Manager
                                                            5401 Old National Highway, #419
                                                                 Atlanta, Georgia 30349
                                                              Telephone: 601.582.1851
                                                        Email: michael_gilmore2001@yahoo.com

                                                   (Address, including zip code, and telephone number
                                              including area code of registrant principal executive offices)

                                                         Please send copies of all correspondence to:

                                                             Michael L. Gilmore Development Co.
                                                           Gilmore Homes  Gilmore Loans LLC
                                                              5401 Old National Highway, #419
                                                                  College Park, Georgia 30349
                                                                  Telephone: 601.582.1851
                                                              Email: mlgilmorecompany@gmail.com
                                                           http://www.gilmorehomes.wix.com/atlanta

                                                (Name, address, including zip code, and telephone number,
                                       including area code, of members, investors, subscribers agent for service)

Gilmore | 2

PART II AND III
                                                               PART II  OFFERING CIRCULAR

                                                             Gilmore Homes  Gilmore Loans LLC

                                                          (the Company) and its FUND (the Fund)

                                                           Preliminary Prospectus dated May 24, 2019

       The Company (Gilmore Homes  Gilmore Loans LLC) (GH-GL, LLC), a proptech and fintech firm (issued in 1 A, only using the Primary
       Standard Industrial Classification Code #6798 in 1-A: Item 1. Issuer Information), hereby provides the pertinent information required by Part I of Form S-11 (17 9 CFR 239.18) and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405), as it sets out to organize the Gilmore Homes  Gilmore Loans, LLC FUND.

       An offering statement pursuant to Regulation A relating to these securities have been filed with the Securities and Exchange Commission.
       Information contained herein this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering
       Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualifications under the laws of any such state.
       The company may elect to satisfy its obligation to deliver a Final Offering Circular by sending the SEC a notice within two-to-five business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

       Gilmore Homes  Gilmore Loans LLC (the company) as a proptech and fintech firm are offering 1,000,000 Class A Interests (Preferred
       Interests or Interests or Class Interests): at $50 per Interest through our Manager (the Offering). Purchasers shall become Class
       A Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $100,000 (Minimum
       Offering) in a designated escrow account in the Company name for the purposes of designing, developing and buildings via Phase I, new, single family homes, multifamily apartments (affordable, market rate, shared, co-living and workforce), acquiring land, building low rise, midrise and high rise skyscrapers and buildings, retail stores and restaurants, retail shopping centers, department stores, mixed use developments, hotels, amusements and entertainment such as ice skating rinks, arcades, bowling alleys, movie theaters, etc., and via
       Phase II, (future developments) our financial loans and insurance real estate related products.

       Our first financial services product will be our private label VISA/MasterCard through Gilmore Homes  Gilmore Loans, LLC (Gilmore
       Loans, the company) (EIN: 81-0783475) as well as our (future bank) not under Regulation A: Micasu, Gilmore & Wung Bank (EIN: 47-3199761)
       and working capital. This Offering terminates in 365 days after commencement of this Offering.

Gilmore | 3

       There are no provisions for the return of funds once the minimum of 2,000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

 Class A Interests (Unit)    Price to Investors   Sellers Commission   Proceeds to Company
 Per Unit or Interest              $50                   $0                      $50
 Minimum Dollar Amount:         $100,000                 $0                   $100,000
 Maximum Dollar Amount:       $50,000,000                $0                  $50,000,000

       Gilmore Homes  Gilmore Loans, LLC found that no public market exits for our Interests. As such, the company, as an emerging growth company, proptech and fintech firm, will be managed by Michael L Gilmore Development Co (CIK: 0001350455) juxtaposed its parent Gilmore Homes
 Gilmore Loans LLC, which is managed by Michael Gilmore (the Manager). The company has a set minimum investment requirement of $500.
 Subscribers may start funding their investment account with as little as $50, but their funds will not be invested nor will they become a member until their individual account has a minimum balance of $500.

       We do intend to place the funds into a segregated account up to $100,000 that will be in the Company name. Subscribers may place as little as $50 into the Company segregated account. Such Subscribes funds shall remain in the Company segregated account for up to 180 days from the first date of deposit. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. Any purchaser of our securities shall be in a financial position to bear the risks of losing their entire investment although this will be minimalistic.

       The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the
 Operating Agreement are satisfied. Please see those conditions on page 69 under Withdrawal and Redemption Policy.

       Gilmore Homes  Gilmore Loans LLC has been formed to design, develop and build various real estate assets such as single family, multifamily, condominiums, commercial properties, and low rises, mid rises and high rises such as GILMORE TOWER, our branded shopping centers, hotels, retail stores and restaurants, and financial services such as our private label VISA and MasterCard, for Phase I. Note: A future bank will not be built or qualified under our Regulation A Offering. Phase II will come much later through Gilmore Loans such as private student, personal, business, car and home loans juxtaposed low-cost insurances such as renters, life, car, home and business, as a fintech (future development). Our business is an emerging growth company.

       Gilmore Homes  Gilmore Loans LLC, as a proptech and fintech firm, incorporating real estate, technology and financial services is considered an emerging growth company under Section 101 (a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed year.

Gilmore | 4

       Through my unaudited observations, I have included an explanatory paragraph in the report on my 2015 (inception) through 2019 (current)
 interim financial statement related to the uncertainty in my company ability to continue as a going concern.

 Some of Gilmore Homes  Gilmore Loans, LLC (the Company) Risk Factors include:

      * Our company is an emerging growth company with a limited operating history founded in 2015 in Hattiesburg, Mississippi and established as a domestic limited liability company in the State of Georgia (in the City of Atlanta) in 2018.

      * Subscribers will have limited control in our company with limited voting rights. The Managing Member will manage the day to day operations of the Company.

      * Our company may require additional financing such as bank loans, venture capital, angel, crowdfunding, hard money, investors, investment banks, residential and commercial mortgages, tax credits and incentives, federal, state and local funding such as FHA, HUD, Fannie Mae,
        Freddie Mac, and other lending underpinnings.

      * Our company has not conducted any revenue-generating activities and as such has not generated any revenue since inception.

      * Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

      * Our Investments as a proptech and fintech company in real estate and real estate related assets are speculative and will be highly dependent on the performance of the real estate market.

      * At the time of this application, I am submitting unaudited interim statements and expressions thereof about our company ability to continue as a going concern in my self-report to the interim financial statements including in the Offering.

      * Our company Gilmore Homes  Gilmore Loans LLC does not currently own any assets or capital. However, cash advances from credit cards, new lines of credit, and personal income by the founder will allow the company to continue its growth startup and commence capital, stock/Interests, and resources.

 See the section entitled Risk Factors beginning on page 12 for a more comprehensive discussion of risks to consider before purchasing
 Gilmore Homes  Gilmore Loans LLC, Class A Interests.

Gilmore | 5

 INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD
 TO LOSE THEIR ENTIRE INVESTMENTS. SEE THE SECTION ENTITLED RISK FACTORS.

 IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE
 MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY
 AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT; ANY REPRESENTATION TO THE CONTRARY
 IS A CRIMINAL OFFENSE.

 THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERINGM NOR DOES IT
 PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM
 REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

 GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THANT 10% OF THE GREATER OF YOUR
 ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTAITON THAT
 YOUR INVESTMENT DOES NOT EXEEED APPLICABLE THRESHOLDS, GILMORE HOMES  GILMORE LOANS, LLC ENCOURAGE YOU TO REVIEW RULE 251 (D)(2)(I)(C)
 OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Gilmore | 6

                                              TABLE OF CONTENTS

Cover Page                                                                            1
Table of Contents                                                                      6
Prospectus Offering Summary                                                            7
JumpStart Our Business Startups Act and Exemptions Thereunto                             11
Risk Factors                                                                         12
Determinations of Offering Price                                                        25
Plan of Distribution                                                                      25
Use of Proceeds                                                                      27
Use of Proceeds Summation                                                             32
Synopsis Financial Data                                                              33
Management Discussion and Analysis of Financial Condition                              38
Investment Policies of Company                                                      45
Business Description                                                                      48
Tax Treatment of Company and Its Growth Subsidiaries                               57
Company Subsidiaries and Emerging Growth Businesses                                       59
Summary of Operating Agreement                                                       66
Legal Proceedings                                                                       72
Offering Price Factors                                                                  72
Security Ownership of Certain Beneficial Owners and Management                         73
Director, Executive Officers, Promoters and Control Persons                            73
Certain Relationships and Related Party Transactions                                    76
Selection, Management and Control of Company Investments                               77
Limitations of Liability                                                               77
Interests of Name Experts and Counsel                                                 77
Interim Financial Statements (Unaudited)                                                  78
Signature(s)                                                                      108

PART III EXHIBITS                                                                        107

Articles of Organization                                                        Exhibit A
IRS EIN Formation of Organization                                                  Exhibit B
Operating Company Agreement                                                         Exhibit C
Subscription Agreement                                                          Exhibit D
Sample and/or Escrow Agreement*                                       To be filed by Amendment*
Legal Opinions and Audits* (When Feasible)                                To be filed by Amendment*
Consents* (Where Applicable)                                               To be filed by Amendment*

Gilmore | 7

                                                    PROSPECTUS OFFERING SUMMARY

       This summary contains basic information about Gilmore Homes  Gilmore Loans LLC, its management and the Offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to we, our, us, the Company, Gilmore Homes  Gilmore Loans LLC,
 and GH GL, LLC refer to Gilmore Homes  Gilmore Loans, LLC.

       Our company GH-GL, LLC was founded on December 10, 2015 in Hattiesburg, Mississippi. The company moved its operations to Atlanta on
 July 15, 2016, and established itself as a domestic, limited liability company on July 23, 2018 in the City of Atlanta, State of Georgia.
 However, although we have commenced operations as a LLC on 7/23/2018, we have not raise funds, have not advertise, solicit or sold any securities or any such things appertaining thereunto, nor earned any income or have any assets since December 2015 up to May 2019.

       Our company Gilmore Homes  Gilmore Loans, LLC is not a blank check company and do not consider ourselves to be a blank check company as we:

 (1) Have a specific business plan. We have provided a detail plan for the next twelve (12) months throughout our Prospectus.

 (2) Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

       Since our inception in 2015 up to present May 2019, our company Gilmore Homes  Gilmore Loans, LLC has not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, possible land acquisitions, and design/development/build related costs. We intend on using the majority of the proceeds from this Offering for designing, developing and building small, single family rental homes, multifamily apartments, acquiring land, concept retail stores and restaurants, and using a very large portion of funds as leverage and down-payment towards Gilmore Tower, a planned $200,000,000 (if $20,000,000 is raised, then to borrow the rest as debt), for a 50 story, mixed use development in downtown Atlanta, Georgia in an Opportunity Zone that will consist of 270 apartments and condominiums, a 150 store plus shopping center, open to public for leasing, plus, our new, concept 85 stores, restaurants, and businesses, totaling over 185 retailers and restaurants, a 100 room, all-suite boutique hotel with Rolls Royce services, an indoor ice skating rink, movie theater, small performing arts center, and grocery store and pharmacy. All 185 businesses, retailers, restaurants, and other nationalbrand tenants will be apart and housed in Gilmore Tower, a future project once funding is raised. However, when the first $100,000 is raised minus operations and management costs, the company will begin immediately acquiring land and build from 1-to-4, 5-to-50 multifamily

Gilmore | 8

 apartments (affordable, market rate, co living, shared, student and workforce housing), retail stores such as Can You Spare A Dollar?
 $1.00 Stores, Gilmore Apartment Homes, Gilmore Plaza, etc., under the umbrella of Gilmore Homes  Gilmore Loans, LLC.

       However, closing and other related design and development costs such as title insurance, professional, fees and taxes will likely require cash. Our company do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, construction, development costs, location and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports (land), legal and accounting, etc. There is no way to predict or otherwise detail expenses. Our firm will not buy properties nor invest in properties or companies. We will only design and build from the ground up, new construction only, all of our products, goods and services, including single family homes, apartments, condominiums, shopping centers, retail stores and restaurants, and launch our private label Visa and MasterCard, as part of our real-estate related assets and services by our company.

 Gilmore Homes  Gilmore Loans, LLC (the Company) will engage in the following activities:

 (1) Acquire land, old and abandon residential and commercial buildings, tear down and design, develop and build single family homes, multifamily apartments, condominiums, and new retail and restaurants, shopping centers, and commercial properties that have the potential to be or cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, loans, operating expenses, taxes) and maintenance reserves are paid. In order to determine if our developments are cash flow positive, our Manager will conduct proforma, sources and uses, pre-development and development costs, etc., in reviewing the total gross rent, income and/or receipts from our development properties and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property cash flow positive. Depending on how positive the cash flow will be juxtaposed the
 Proforma, it will determine whether the management will build such properties or not on behalf of the Company: there must be a comfortable cash flow potential which our Manager is comfortable with, in order to build and develop.

 (2) As a proptech and fintech company incorporating real estate, technology and financial services, Gilmore Homes  Gilmore Loans LLC will allow outside investments into the company and/or project(s) if our Manager sees fit within the confines of the market, marketplace and economy so long as those direct investments or venture capital injections are real estate, technology and financial services related and within the investment objectives of the Company. However, in the first 12 months of the Company as a Regulation A, Gilmore Homes  Gilmore Loans LLC
 will not unless crowdfunding or registered on a crowdfunding site to raise funds.

 The Company will only use the proceeds in this Offering to design, develop and build single family, multifamily, condominiums, and commercial properties such as Gilmore Tower and other mixed use underpinnings, as noted throughout this Prospectus.

Gilmore | 9

       Besides equity, in all cases, Gilmore Homes  Gilmore Loans, LLC will inquire debt on our properties. This is because we will not acquire or invest in any other residential, commercial buildings or companies. We will only design and build our own residential, commercial, and business startups underpinnings. In doing so, the company will ensure that such development fits with the Investment Development Policies of the Company. We also intend to leverage our capital raised to commence such developments up to 20% and borrow 80% of the costs via debt or loan. This depends on capital raise. For example, once we raise, lets say $200,000 to $400,000 (10 to 20%), we will commence a loan to finance a $2,000,000 project such as small apartment buildings, retail and restaurants in a neighborhood new shopping center, small condominiums, or affordable, shared, co living and workforce housing in a $2,000,000 development. With the maximum amount of $50,000,000 which we can raise,
 (but not guaranteed), we do plan on making an impact and creating jobs plus retaining a high yield back to our shareholders, subscribers investors and/or members in our Regulation A, Tier 2.

       As of May 24, 2019, the company does not currently own any assets. Please see our DESCRIPTION OF BUSINESS on page 49. We believe we will need at least a $100,000 to provide working capital and $25,000 to $50,000 for professional fees for the next 12 months.

       As of the date of this Offering, the principal Manager (Michael Gilmore) will be devoting 40 hours, full time to the company going forward. This depends on raising capital and a sufficient amount of capital. Michael Gilmore as the Manager will be in charge of day to day operations. Additionally, the Company will also hire additional personnel once enough funding is raised and capitalized to do so. If Gilmore
 Homes  Gilmore Loans, LLC is sufficiently financed, those hired must be able to commit at least part time of 25 hours or full time of 40 hrs.
 Realistic management pay and personnel are a key part of the Company. If the Company sells all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and development costs. Investors should realize that following this Offering, we will be required to raise additional capital to cover the costs associated with our plans of operations.

 Some of our Risk Factors include:

       * Gilmore Homes  Gilmore Loans, LLC is an emerging growth company with a limited operating history.

       * Subscribers will have limited control in our company with limited voting rights. The Managing Member will manage the day to day operations of the Company.

       * Our company will require additional financing, such as bank loans, and other residential and commercial borrowing outside of this offering in order for our operations to be successful.

       * Gilmore Homes  Gilmore Loans, LLC, has not conducted any revenue generating activities and as such have not generated any revenues since inception.

Gilmore | 10

       * Our company offering price is arbitrary and does not reflect the book value of our Class A Interests.

       * Investments in real estate and real estate related assets including technology and financial services such as our proptech and fintech are speculative and our firm will be highly dependent on the performance of the real estate market.

       * The Company (Gilmore Homes  Gilmore Loans, LLC) does not have any liabilities nor currently own any assets.

       * The unaudited report conducted by me expresses substantial doubt about our ability to continue as a going concern based on the report appertaining to interim financial statements included in the Offering.

       * Although limited resources, income and assets, Gilmore Homes  Gilmore Loans, LLC will substantially grow as an emerging growth company using leverage and capital to design, develop, and build our products, goods and services as outlined in this Offering, despite our financial standing and the conclusions thereof. Our growth is dependent on our Regulation A offering for both accredited and nonaccredited investors (limited) and the capital raised appertaining thereunto.

                                            EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUP ACT

        Gilmore Homes  Gilmore Loans, LLC is an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer
 Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. Our company would lose its emerging growth status if we were to exceed $1,000,000,000 in gross revenues.
 As a proptech and fintech emerging growth company, we are not sure if this will ever take place, as a minority owned company, regulation and crowdfund.

       Because we are an emerging growth company, we have the exemption from Section 404 (b) of Sarbanes Oxley Act of 2002 and Section 14A(a)
 and (b) of the Securities Exchange Act of 1934. Under Section 404(b), Gilmore Homes  Gilmore Loans, LLC (our Company) is now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer (forthcoming, when resources allow and/or permitted to raise, for interim financial statements are allowed). We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives as long as we continue to operate as an emerging growth company.

Gilmore | 11

       Gilmore Homes  Gilmore Loans, LLC (the Company) hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

       We will lose our status as an emerging growth company in the following circumstances:

        * The end of the fiscal year in which our annual revenues exceed $1 billion.

        * The end of the fiscal year in which the fifth anniversary of our IPO occurred.

        * The date on which we have, during the previous three year period, issued more than $1 billion to nonconvertible debt.

        * The date on which we qualify as a large accelerated filer.

                                                  [REST OF PAGE INTENTIONALLY LEFT BLANK)

Gilmore | 12

                                                                   RISK FACTORS

 Investors in Gilmore Homes  Gilmore Loans LLC, as a proptech and fintech (the Company), should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

 General Risks Related to Our Business

 I. We are an emerging growth company founded in 2015 and have recently commenced operations in 2018 as a LLC, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Gilmore Homes  Gilmore
   Loans, LLC will strive and work hard to ensure that investors investment are safe and our company will only conduct business in developments that we deem profitable such as single family homes, apartments, condominiums, mixed use development, shopping centers, hotels, etc., but no guarantee.

      We were organized in July 2015 and have not yet started day to day operations. As a result of our startup operations we have;
 (i) generated no revenues, (ii) will accumulate deficits due to organizational and startup activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of land which to build our properties, the level of our competition and our ability to attract and maintain key management and employees plus additional capital.

 II. We are significantly dependent on Michael Gilmore as the founder, CEO and manager. The loss or unavailability of his services would have an adverse effect on the direction of the business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

        Our business plan is significantly dependent upon the abilities and continued participation of Michael Gilmore. It would be very difficult to replace Mr. Gilmore at such an early stage of development of the company. The loss by or unavailability of his services would have an adverse effect on our business, its direction, operations and prospects, in that our inability to replace Michael Gilmore could result in the loss of ones investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Gilmore should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Gilmore, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment. The company has researched and identified over
 85 business startups and developments it will undertake, develop build and own, all falling under the umbrella of Gilmore Homes

Gilmore | 13

 Gilmore Loans, LLC and relating exclusively to real estate and real estate related assets including technology and financial services real estate related.

 III. My unaudited review (with an independent auditor forthcoming) and expressions thereof suggest in the report a substantial doubt about our ability to continue as a going concern.

        Gilmore Homes  Gilmore Loans, LLC (the Company) ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

 IV. You may not have the opportunity to evaluate our development investments before we commence, design and build them, which makes your investment more speculative.

        You will be unable to evaluate the economic merit of our investments and/or note investments before we commence them and will be entirely relying on the ability of Gilmore Homes  Gilmore Loans, LLC management to select our investments, which involve what projects will be built first. Furthermore, our Manager will have broad discretion in implementing policies regarding credit, creditworthiness, development, leverage, construction, design/build, land, etc., and you will not have the opportunity to evaluate potential tenants, managers, retailers, restaurants, etc., or borrowers for our loan products, VISA and MasterCard, etc. These factors increase the risk that your investment may not generate returns comparable to our competitors.

 V. Our manager will have control over the Company and will therefore make all decisions of which Members will have no control.

        Michael L Gilmore Development Co., and Gilmore Homes  Gilmore Loans, LLC, our Manager, shall make certain decisions without input by the Members. Such decision may pertain to employment decisions, including our Manager compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties such as direct investments from venture, crowdfunding, etc.

 VI. An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your interests.

        Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your interests. The Company does currently have a redemption program, but there is no guarantee that the Company will ever redeem or
 Buy Back your interests. Further, no one is allowed to redeem their Interests until twelve (12) months after the Interests were purchased.
 The Company will only redeem up to 5.0% of the Interests as calculated on December 31 of prior and future years.

Gilmore | 14

 Risks Related to the Real Estate Business in General

 VII. The profitability of attempted groundup developments and startups particular in urban areas or Opportunity Zones are uncertain.

        As a company, Gilmore Homes  Gilmore Loans, LLC intends to acquire land and develop properties selectively. Developing properties entail risks that investments might fail to perform in accordance with expectations. In undertaking these developments, we will incur certain risks, including the expenditure of funds on, and the devotion of management time to, transactions that may not come to fruition. Additional risks inherent in development include risks that the properties will not achieve anticipated revenues or occupancy levels and that estimates of the costs of construction to bring raw land and the development thereof up to Class A and B properties standards established for market position intended for the property development may prove inaccurate. Expenses may also be greater than anticipated.

 VIII. Real estate investments are illiquid.

        Because real estate investments are relatively illiquid, our ability to vary our developments portfolio in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performances of our development investments could have an adverse effect on our financial condition and results of operations.

 IX. Rising expenses could reduce cash flow and funds available for future developments.

        Our developments and the land required thereunto will be subjected to increases in tax rates, utility costs, construction, operating expenses, architectural design, insurance costs, security and maintenance, administrative and other expenses. If we are unable to find land, build upon land, design and build our residential and commercial properties, etc., and incurring expenses thereof, including tenants who might not be able to pay all or some of the expenses when leased in the new properties, we would be required to pay those costs, which could adversely affect funds unavailable for future developments or cash available for distributions.

 X. If we design and develop assets at a time when the single family, multifamily, condominiums. Or commercial real estate market is experiencing substantial influxes of capital investment and competition for land and development construction, the real estate that we design and build may not appreciate or may decrease in value.

       The multifamily, single family and commercial markets are currently experiencing a substantial influx of capital from investors worldwide.
 This substantial flow of capital, combined with significant competition for real estate, may result in inflated prices and development costs for such assets. To the extent we design and develop real estate in such an environment, we are subject to risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies

Gilmore | 15

 seeking to develop and acquire such assets decreases, our returns will be lower and the value of our asses may not appreciate or may decrease significantly below the amount we paid for as in land and the construction amount, etc., for such assets.

       A single family, multifamily, or commercial property income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as oversupply of properties or land, developed properties or a reduction in demand for new developed properties, availability of for sale properties such as land, competition for other properties such as land, our ability to provide the funds and development cause for such  properties as land to build upon, and once constructed and leased, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the development property and changes in rental rates and construction costs. Our income will be adversely affected if a significant number of tenants in our residential properties are unable to pay rent or if our new properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our new properties will be located and in the market for single, multifamily and commercial spaces generally. Therefore, to the extent that there are adverse economic conditions in those regions and in these markets generally, that impact the applicable market rents and development costs, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

 XI. We will depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

       We will highly be dependent on income from either tenant in our new single family rental homes, multifamily apartments, rental condominiums, and our developed commercial properties. Our financial results will depend in part on leasing our new properties and projects such as retail centers and residential new properties on economically favorable terms.

       In the event of a tenant default in one of our new dwellings prior to stabilization, we may experience delays in enforcing our rights as landlords and may incur substantial costs in protecting our investments, demographic trends in the area and available financing.
 There is a risk that we will not realize any significant appreciation although new properties on our investments in such. Accordingly, our ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

 XII. We will not sell any property that we design and build, lease so that we will emerge and grow.

       Our company will not sell any property that we build. Moreover, all revenues generated from such properties such as single family, multifamily and commercial real estate will allow our company to grow and emerge. Therefore, your investment may be at risk and you may not be able to recover any or all of your investments. We Will only develop such properties that we know will attempt to bring in high yields,

Gilmore | 16

 revenues, profits and investments.

 XIII. This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our businesses and development investments before we make them, which makes investments more speculative.

         Gilmore Homes  Gilmore Loans, LLC will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the development of residential and commercial real estate, technology and financial services and/or investments in interests of said assets. However, because, as of the date of this prospectus, we have not identified the assets we will construct and startup due to capital and financing and because our Member(s) will be unable to evaluate the economic merit of future assets before we design and build them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members investment may not generate returns comparable to our competitors.

 IXV. Our businesses and development properties may not be highly diversified.

        Our potential profitability and our ability to diversify our businesses and development projects may be limited, both geographically and by type of properties designed and built. We will be able to build additional residential and commercial real estate, and our startup businesses etc., only as additional funds are raised, and only if owners of real estate accept our Class A Interests in exchange for an interest in the target properties developed, company or title such as land. Thus our businesses and properties may not be well diversified and their economic performance could be affected by changes in the local economic conditions.

      Our performance is therefore linked to economic conditions in the states in which we will establish our businesses, design and build our properties, and in the market for real estate properties and land generally. Therefore, to the extent that there are adverse economic conditions in the states in which our properties will be located and in the market for real estate properties that we will design, build, develop and startup, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

 XV. Competition with third parties in designing, building, starting up and operating properties may reduce our profitability and the return on your investment.

      Our company Gilmore Homes  Gilmore Loans, LLC will compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies and foreign investors that operate in the markets in which we may operate, that will compete with in in building businesses and developing residential, commercial and other properties that will be seeking investments and tenants for these properties.

Gilmore | 17

      Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties such as land or abandon residential and commercial which we will buy and develop businesses, etc., could result in an increase of the price for such properties. If we pay higher prices for such, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our new properties for tenants, etc. Many of these competing properties may be better located and/or appointed than the properties that we will acquire and develop, giving these properties a competitive advantage, and we may, in the future face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our competition for residential renters and commercial tenants.
 In addition, our ability to charge premium rates may be negatively impacted. This increased competition may increase our costs of land acquisitions and abandon properties or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from residential and commercial tenants and may require us to make capital improvements to properties we will buy, design and develop such as old apartment buildings, dilapidated shopping centers, abandon single family homes, etc., which we could not have otherwise made, thus affecting cash available for distribution to you.

 XVI. We may not have control over costs arising from ground up construction of properties and businesses.

       As an emerging growth company, Gilmore Homes  Gilmore Loans LLC,  a proptech and fintech firm, will elect to acquire land, old residential and commercial properties, tear down and construct from the ground up, meaning that we purchase the land and implement a plan to construct single family, multifamily, condominiums, retail stores and restaurants, shopping centers, hotels, etc., on the land.
 In particular, we may acquire affordable land and properties, tear down as stated and convert to market rate properties. We may also purchase land, entitle the land for a new multifamily building, single family residence or commercial building (if that is not already provided), architect a multifamily building, single family residence, or commercial building and build brand new such facilities. Consequently, we intend to retain independent general contractors to perform the actual physical construction work and will be subject to risks in connection with a contractors ability to control new construction costs, the timing of completion of construction, and a contractors ability to build in conformity with plans and specifications.

 XVII. The consideration paid for our target acquisitions and developments may exceed fair market value, which may harm our financial condition and operating results.

Gilmore | 18

       The consideration that we pay will be based upon numerous factors, and the target acquisition such as land, abandon residential and commercial buildings that may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition such as land or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any old or raw properties that we acquire will meet acceptable risk profiles. We may be unable to lease new space, lease vacant space or negotiate leases at market rates in some instances, which would adversely affect our returns on a target development property. As a result, our investments that will target such may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

 XVIII. The failure of our development properties, startup businesses, and financial services to generate positive cash flow or to appreciate in value would most likely preclude our Members from realizing a return on their Interest ownership.

       There is no assurance that our real estate investments in residential, commercial, businesses startup and financial services such as our private label Visa/MasterCard will appreciate in value, make money or profitable. The marketability and the raising of capital through
 Regulation A, Tier 2 will depend on many factors beyond our control of our management. One of the obstacles to overcome is convincing American consumers and citizens to buy into our Regulation A, residential and commercial developments, our 84 plus business startups, etc. There is no assurance that there will be a ready market for the development properties, businesses, services, goods and products, since investments in real property are generally nonliquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand that will be beyond our control.  We cannot predict whether we will be able to develop any properties, start businesses, etc. Moreover, we cannot predict the terms associated with financing and construction, property acquisition, etc. Furthermore, we may be required to put a larger down payment and equity beyond the 10% to 20%.
 These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties and businesses cold significantly harm our financial condition and operating results.

 IXX. Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

       Because real estate investments ae relatively illiquid, our ability to develop one or more properties, businesses and other underpinnings or investments in our forthcoming portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of established market for a new property, changes in financial condition or prospects of prospective land acquisition and property sellers such as old residential and commercial properties that have been abandon, etc., changes in national or international economic conditions, and changes in laws, regulations or

Gilmore | 19

 fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or construction financing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager discretion.

 Risks Related to Financing

 XX. We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

       We may obtain lines of credit and long term financing that may be secured by our assets. Since Gilmore Homes  Gilmore Loans, LLC will acquire land, acquire old properties and tear them down, design and develop residential and commercial real estate, starting up businesses in the retail and restaurants sectors such as putting Can You Spare A Dollar? $1.00 Stores around the United States, obtaining lines of credit and other borrowings will be necessary and crucial although due to conditions and economics, some properties might possibly foreclose. We will be highly selective in what we build and the locations in which to build to make sure that the stores are profitably.
 As with any liability, there is a risk as noted that we will be unable to repay our obligations from the cash flow of assets. Therefore, when borrowing and securing such financing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

 XXI. We have broad authority to incur debt and high debt levels which could hinder our ability to make distributions and decrease the value of our investors investments.

       Our policies do not limit us from incurring debt until our total liabilities would be 80% of the value of the assets of the Company.
 We intend to borrow as much as 80% to 90% of the value of our new properties, for businesses startups, etc. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors investments.

Risks Related to Our Corporate Structure

 XXII. We do not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests.  These sources may not be sufficient to meet these obligations.

          We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable nonwithdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distribution payments and

Gilmore | 20

 payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control.  Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations ae not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your
 Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt payment obligations as they become due, then you could lose all or part of your investment.
 We currently do not have any revenues.

 XXIII. You will have limited control over changes in our policies and operations, which increase the uncertainties and risks you face as a Member.

            Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Managers broad discretion in setting policies and our
 Members inability to exert control over those policies increase the uncertainty and risks you will face as a Member.  In addition, our
 Manager may change our investment objectives without seeking Member approval.  Although management and the board will have fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our
 Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

 XXIV. Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

            Currently, Gilmore Homes  Gilmore Loans, LLC strategy includes paying a preferred return to investors under this Offering that would result in a return of 10% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our
 Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Gilmore | 21

 XXV. Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

       Gilmore Homes  Gilmore Loans, LLC is not a real estate investment trust and enjoy a broader range of permissible activities.
  Under the Investment Act of 1940, an investment company is defined as an issuer which is or holds itself out as being engaged in primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face amount certificates of the installment type, or has been engaged in such business and has any such certificate understanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer total assets (exclusively of Government securities and cash items) on an unconsolidated basis.

       We intend to operate in such manner as not to be classified as an investment company within the meaning of the Investment Company
 Act of 1940 as we intend on primarily holding real estate. As a proptech and fintech firm, we will incorporate real estate, technology and financial services as an emerging growth company. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

 XXVI. If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted.

       If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

 .  restrictions on the nature of our investments; and

 .  restrictions on the issuance of securities.

 In addition, we may have imposed upon us certain burdensome requirements, including:

 .  registration as an investment company;

 .  adoption of a specific form of corporate structure; and

 .  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Gilmore | 22

 XXVII. The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

            We do not believe that at any time we will be deemed an investment company under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an investment company, we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Act of 1940, as amended
 (referred to in this Offering as the 1940 Act). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain.
 If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial conditions and results of operations in future periods.

 Insurance Risks

 XXIX. We may suffer losses that are not covered by insurance.

         The geographic areas in which we invest may be at risk for damage to property due to certain weather related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

        The Manager expects to obtain a lenders title insurance policy and will require that properties maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on our properties will be made exclusively by the Manager. Certain type of losses that may impact the security for our properties could be of catastrophic nature
 (due to certain things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed.

Gilmore 23

 Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

       Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property. Additionally, properties that we purchase may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. In all cases of acquiring properties, the objective will be to tear down and build anew.
 The Manager will obtain its own insurance policies on properties that we acquire and build. Those properties could be subjected to damage and uninsured at the time of acquisition and purchase (raw land, land and old abandon buildings), which the Company may suffer a loss of its security for a loan.

 Federal Income Tax Risks

 XXX. The Internal Revenue Service may challenge our characterization of material tax aspects of our investments in the Interests.

     An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled
     TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES starting on page 61.

        You are urged to consult with your own tax advisor with respect to federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our (forthcoming) legal counsel will be unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a dealer so that future sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as tax shelter under the Internal Revenue Code nor also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

 XXXI. You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

        As a Member of the Company, you will be required to report your allocable share of our taxable income on your personal tax return regardless of whether you have received any cash distributions from us. It is possible that your interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

Gilmore | 24

 XXXII. You may not be able to benefit from any tax losses that are allocate to your Interests.

         Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and,
 Accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayers income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or portfolio income, which includes non business income derived from dividends, interest, royalties, annuities and gains from properties held for investment including sales.
 We intend to hold our properties. Also, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

 XXXIII. We may be audited which could subject you to additional tax, interests and penalties.

       Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorney fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statue of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service.
 Further, our Manager may cause us to elect to be treated as a large Company. If it does, we could take advantage of simplified flow through reporting of the Company items. Adjustments to Company items would continue to determine at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate.
 Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

 XXXIV. State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

            The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own, develop and build properties including establishing our startup businesses may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require

Gilmore | 25

 companies to withhold and pay state income taxes owed by non resident Members relating to income-producing properties located in their states, and we may be required to without state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states.
 In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

 XXXV. Legislative or regulatory action could adversely affect investors.

        In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the development potential and profits of our properties.
 You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our
 Interests (By Interests we mean development of our properties own, our businesses, our residential and commercial properties).

                                                      DETERMINATION OF OFFERING PRICE

       Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A interests offered under this offering.

       If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the
 Class A Interests outstanding.

       If the minimum amount of Class A Interests ae sold under this Offering, the purchasers under this Offering will own 100%
 of the Class A Interests outstanding.

                                                           PLANS OF DISTRIBUTION

 This Offering shall remain open for one year following the Qualification Date of this Offering.

       The Class A Interests (Interests) are self underwritten and are being offered and sold by the Company on a minimum / maximum basis.
 No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the Class A Interests.

Gilmore | 26

 This means that no compensation will be paid with respect to the sale of the Class A Interests to Mr. Gilmore or affiliated companies.
 We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers.
 This applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (1) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except or any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement;
 or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company account. This account is not held by an escrow agent. Subscription funds placed in the segregate,
 Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the
 Class A Interests is $50.00, with a minimum purchase price of ten (10) Interests. The Company will raise a minimum of $100,000 and a maximum of $50,000,000, prior to funds being released to the Company. If the Company does not raise the Offering Amount within the
 Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests prorata, with interest, if any. Subscription Agreements are irrevocable.

       The Company Gilmore Homes  Gilmore Loans, LLC plans to use various modes to solicit investments (those that are allowed only by
 Regulation A, Tier 2). The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV and the Internet. We will offer the securities as permitted by
 Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. In some instances, where allowed by the
 Regulation and laws appertaining thereunto, we might use limited crowdfunding sites to post, raise funds, and advertise our offerings
 (where permitted). The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website is in the process of being developed.
 We currently operate a free info website, not about any Regulation A Offering, but about our future products of single family homes, etc.

       Please note that the Company will not communicate any information to perspective investors without providing access to the Offering.
 The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

       However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus.
 We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Gilmore | 27

       Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

       Subscribers may start funding their investment account with as little as $50, but their funds will not be invested and they will not become a Member until their individual account has a minimum balance of $500. We do intend to place those funds into a segregated account up to $100,000 that will be in the Company name. Subscribers may place as little as $50 into the Company segregated account.
 Such Subscriber funds shall remain in the Company segregated account until such time the balance reaches a minimum of $500. At any time prior to reaching the minimum of $500, a Subscriber may ask for a return of funds. Subscription funds may remain in the Company segregated account for up to 180 days from the first date of deposit.

       The Offering Period will commence upon the Offering Statement being declared qualified.

       No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investors annual income or net worth. Different rules apply to accredited investors and non natural persons.

       Quarterly, the Manager will report to the Members and will supplement the Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

       In compliance with Rule 253 (e) of Regulation A, the Manager will revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under
 Rule 252.

                                                            USE OF PROCEEDS

       The net proceeds to us from the sale of up to 1,000,000 Class A Interests offered at an offering price of $50 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at $55,000 for legal, accounting, management, and other costs in connection with this offering.

       The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of Class A
 Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Gilmore | 28

       The offering scenarios presented below are for illustrative purpose only and the actual amounts of proceeds, if any, may differ.

                                             Minimum          25%              50%               75%              100%

Interests Sold                        2,000          250,000         500,000          750,000          1,000,000
Gross Proceeds                              $100,000      $12,500,000     $25,000,000      $37,500,000       $50,000,000
Offering Expenses(1)                            $0            $55,000         $55,000          $55,000           $55,000
Selling Comm & Fees(2)                          $0          $0    $0               $0               $0
Net Proceeds                                $100,000       $12,445,000    $24,945,000      $37,445,000       $49,945,000
Asset Mngt Fee(3)                 $10,000        $1,244,500     $2,495,000       $3,744,500        $4,994,500
Acqs, Dvlpmt & Related(4)                  $0          $10,000,000     $20,000,000      $30,000,000       $40,000,000
Working Capital(5)                   $0            $100,000        $200,000         $300,000          $400,000
Legal & Accounting(6)                          $0             $50,000         $75,000         $100,000          $150,000
Total Use of Proceeds                         $90,000       $11,394,500     $22,770,000       $34,144,500      $45,184,500
Net / Cash                         $90,000        $1,050,500      $2,175,000        $3,300,500       $4,760,500

(1) Offering Expenses costs assume expenses related with completing Form 1 A, as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and legal costs, estimated at $55,000. These fees will come out of the capital raised showing receipts and expenditures proof thereunto along with independent audits as required per Regulation A, Tier 2.

(2) Selling Commission and Fees indicate that the Company (GH GL, LLC) does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3) Asset Management Fee entails the Manager receiving 10% annualized asset fee paid monthly to the Manager for its services related to asset management and day to day operations. The Manager Mr. Gilmore will not receive a direct salary or compensation, only 10% of fees.
 Also, out of that 10% fee, the Manager (Michael Gilmore) is responsible for hiring and paying additional managers, employees, third party vendors, etc., out of the 10% annualized asset management fee only. As the table shows, the manager may receive from $10,000 a year
 (paid monthly) the minimum to $5,000,000 a year (paid in monthly installments) the maximum. The figures are calculated in the Use of Proceeds table to show asset management performance based only if the capital is raised and management is acquiring land, residential and commercial properties, building such properties and establishing businesses, as an emerging growth company. As noted and stated, it is expected that the
 10% Asset Management Fee will be derived from the capital raised and only if properties have been built and bringing in income and revenues.
 Please also be advised that no other managers, the company asset manager Mr. Gilmore, employees, third party vendors, attorney,

Gilmore 29

 accountant/chief financial officer or whomever Manager Gilmore seems fit to hire, etc., shall not be paid out of any revenues (current or future) or capital raised (current or future) from the funds. The 10% allocation of the fund is to take care of all future managers, executive management team, employees salaries, wages, benefits, insurances, taxes, expenses, etc., including Manager (Gilmore) own expenses for his living arrangements and expenses, vehicle and home acquisition/purchase, traveling, taxes due, insurances, etc.
 (His 10% fee shall cover those expenses and the other 90% goes directly to the company and the company only for real estate transactions, as lamented). The Company decided to have in place an asset based management system (performance and commission based) instead of direct salary or compensation. If the fund and company do not do well or make money, then the manager will not be paid. This arrangement is based on performance and outcome. Moreover, the success depends on Manager (Gilmore) producing results and building our residential, commercial and businesses portfolio. Furthermore, the company decided to arrange this performance based pay and the 10% thereof similar to a manager that receives 10% as an Agent / Manager for NBA / NFL players and other professional athletes juxtaposed an Actor / Actress / Entertainer paying their Agent / Manager a 10% fee. Therefore, our company will do the same. Note: Ninety Percent (90%) of capital raise via our
 Regulation A, Tier 2 will go towards the operations and development of our residential, commercial and business startup expenses only, as an emerging growth company (see # 4 Acquisitions, Development & Related in the above Table, page 30 and explanations to follow hitherto, page 31).

 (4) Acquisitions, Developments and Related costs entail the company planning to acquire land (including raw and occupied land), purchase old and abandon residential and commercial properties, tear them down and build anew such as single family homes (for sale and for rent), multifamily apartments (affordable, market rate, co-living, shared, and workforce), condominiums (for sale and for rent), establishing businesses and building around the United States such as Can You Spare A Dollar Store? $1.00 Stores, our Department Stores
 such as Gilmo Gilmoni; Gilmour Mical; Gentlemen, Preps & Yuppies; Lord, July & Christmas; our shopping centers, GILMORE TOWER, our mixed use developments, other retail stores and restaurants, hotels, low rises, mid rises and high rises, movie theaters, performing arts centers, grocery stores like our concept GIL $ MART, a food and general merchandise store, etc.

       Proceeds from this offering shall go to the above and aforementioned as outlined such as land, residential, commercial, and businesses establishments, property acquisitions, etc., as an emerging growth company. Our main acquisitions entail buying land
 (raw and occupied) in order to build a new or acquire old and abandon properties, tear them down, and build anew. Our company will NOT rehab properties, fix and flip properties, fix and sell properties, fix and rent properties, sale properties, wholesale properties, remodel properties, fix up properties, etc. The related costs involve residential brokerage, commercial brokerage, real estate brokerage, real estate agent, real estate attorney, closing attorney, traveling to states to see land, acquire land, meet the owners and review

Gilmore | 30

 neighborhood and demographics, research costs, land and property closing costs, our ability to quantify any of the expenses that we will purchase, acquire, develop, build, construct, establish, etc., which will depend on size of deal, price, due diligence performed
 (such as land appraisal, old and abandon properties appraisal, environmental, property condition reports, legal and accounting, etc.).
 We expect all related costs to be correlated.

       As an emerging growth company, our goal is to grow our company, create revenues for our company, split the profits of our company through our subscribers, investors, members and stock holders (related to Regulation A, Tier 2), and design (via architecture) and build new retail stores and restaurants, shopping centers, single family homes, multifamily apartments, condominiums, hotels, small performing arts centers, mixed use developments, low rises, mid rises and high rises, and other establishment of businesses, goods, services, and products as a fintech and proptech firm.

       In the Table, on page 28, you will see, for example, acquisition, development and related costs of $10,000,000 based on 25% of the capital raised and interests sold. Once $10,000,000 is raised, the Company will work on a mixed use project incorporating retail, restaurants, residential, office, hotel and entertainment such as an arcade, indoor ice skating rink, bowling alley and movie theater incorporated in our projects. The $10,000,000 will be leverage to build a $50,000,000 complex via debt / loan, and/or maybe five (5)
 apartment building, totaling $50,000,000 for five complexes throughout Georgia, Mississippi, Louisiana, Florida, Alabama and Texas for example.
 The same goes for the Interests Sold, such as outlined at 50%, 75% and 100% interests, such as $20,000,000, $30,000.000 and $40,000,000 respectively (See Table).

 (5) Working Capital entails cost associated with our web development, marketing and working capital for the next 12 months.

 (6) Legal and Accounting entails cost for accounting, audits, and legal fees associated with being a public company for the next 12 months.

 The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

       The net proceeds will be used for ongoing audits when due, legal and accounting, reserve capital, working capital for the creation of a website, profit distributions to our stakeholders / subscribers / investors, and due diligence costs incurred in locating suitable land and abandon properties for acquisition, purchase and construction, establishing businesses, etc., for the next 12 months, and costs associated with acquiring such properties such as broker price opinions, closing costs, title reports, recording fees, accounting costs,

Gilmore | 31

 and legal fees. We determined estimates for ongoing professional fees and operating expenses and due diligence based upon the
 Managers various experiences in various industries such as real estate, philanthropy / nonprofit charities, and business planning, design and development juxtaposed his extensive educational experiences.

       As of May 24, 2019, although the Company has no income, no assets and no resources generated, the Manager Michael Gilmore plans to utilize his personal credit cards, new lines of business cards and credits, etc., in order to post launch the Company
 (Gilmore Homes  Gilmore Loans, LLC) further, from leveraging $1,000 up to $10,000 via credit or cash withdrawals from his credit cards, in order to successfully launch the company, advertise and market when approved and qualified, launch a website, business bank account, pay initial accounting, audit and legal fees when money raised or borrowed, etc.

       These expenditures will commence once the Company raise at least $100,000 (selling 2,000 shares at $50 per) or close to it.
 Management will not receive any compensation for the efforts in selling our Class A Interests. He will only receive an Asset Management
 Fee of 10%, when the company has assets, begin to have assets, and start building assets, which then the manager will be eligible for the
 10%, which in the initial case will be $10,000 since this will be Gilmore fulltime job after the SEC ruling deemed approved and qualified.

       If the Company sells at least 2,000 Class A Interests, we believe we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months including further SEC and EDGAR filing fees, etc. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend nor will the company use any proceeds to acquire other assets, other businesses, or finance the acquisition of other businesses and properties.

       Our Company will only acquire land (raw) and in case of old and abandon shopping centers (law and the buildings thereof) only to tear down, design and construct our own properties such as apartments, shopping centers, hotels, condos, single family homes, retail stores and restaurants, etc. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connecting with this Offering, we will issue an amended Offering reflecting the new uses. In sum, in all instances, after the qualification of this Form 1 A, the company will comply with its reporting obligations and its business plan.

Gilmore | 32

                                                         USE OF PROCEEDS
                                                            SUMMATION

 In summation, the Use of Proceeds as an emerging growth company are as follows and above:

 Note: The minimum 2,000 shares are not listed here in summation, but in Use of Proceeds p.30.

 If 1,000,000 shares (100%) are sold (Next 12 months) ($50,000,000):

 Planned Actions                                                                            Estimated Cost to Complete

 Purchase / Develop Real Estate / Establish Businesses                                                     $40,000,000
 Operating Costs / Offering Expenses                                                                         $55,000
 Asset Manager Fee (10%, including staff paid out of fee)                                               $4,944,500
 Working Capital                                                                                       $400,000
 Legal & Accounting                                                                                    $150,000
 TOTAL                                                                                                  $45,184,500

 If 750,000 shares (75%) are sold (Next 12 months) ($37,500,000):

 Planned Actions                                                                            Estimated Cost to Complete

 Purchase / Develop Real Estate / Establish Businesses                                                     $30,000,000
 Operating Costs / Offering Expenses                                                                          $55,000
 Asset Manager/CEO Fee (10%, including staff paid out of fee)                                               $3,744,500
 Working Capital                                                                                          $300,000
 Legal & Account                                                                                        $100,000
 TOTAL                                                                                                       $34,144,500

 If 500,000 shares (50%) are sold (Next 12 months) ($25,000,000):

 Planned Actions                                                                             Estimated Cost to Complete

 Purchase / Develop Real Estate / Establish Businesses                                                $20,000,000
 Operating Costs / Offering Expenses                                                                           $55,000
 Asset Manager Fee (10%, including staff paid out of fee)                                                $2,495,000
 Working Capital                                                                                            $200,000
 Legal & Accounting                                                                                            $75,000
 TOTAL                                                                                                       $22,770,000

 If 250,000 shares (25%) are sold (Next 12 months) ($12,500,000):

 Planned Actions                                                                              Estimated Cost to Complete

 Purchase / Develop Real Estate / Establish Businesses                                                $10,000,000
 Operating Costs / Offering Expenses                                                                     $55,000
 Asset Manager Fee (10%, including staff paid out of fee)                                               $1,244,500
 Working Capital                                                                                             $100,000
 Legal & Accounting                                                                                             $50,000
 TOTAL                                                                                                      $11,394,500

Gilmore | 33

                                                             SYNOPSIS FINANCIAL DATA

       The following summary financial data should be read in conjunction with MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 and the Interim Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception of December 10, 2015 to December 31, 2015, through the periods of January 1, 2016 to December 31, 2016; January 1, 2017
 to December 31, 2017; January 1, 2018 to December 31, 2018, and January 1, 2019 ending as of May 24, 2019 via these Interim financial statements submitted in reference and filing for Regulation A, Tier 2.  Per request and per permission, the Company
 Gilmore Homes  Gilmore Loans LLC, and Manager Michael L. Gilmore, will allow the Securities and Exchange Commission (SEC)
 to access both his personal and business records and tax returns appertaining thereunto from the periods of 2015 to 2019 via the Internal Revenue Service (IRS).

 INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                                                                                                        (Inception) 12/10/15
                    At
                December 31, 2015

 [December 10, 2015 to December 31, 2015]

 TOTAL ASSETS                                                                                                 $0.00
 LIABILITIES AND MEMBERS EQUITY                                                                              $0.00
 LIABILITIES                                                                                                     $0.00
 CURRENT LIABILITIES                                                                                          $0.00
 TOTAL LIABILITIES                                                                                            $0.00
 TOTAL MEMBERS EQUITY                                                                                            $0.00
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                       $0.00

 Revenues                                                                                                        $0.00
 Expenses                                                                                                         $0.00
 Net Income (Loss)                                                                                              $0.00
 Earnings per Interests                                                                                       $0.00
 _______________________________________________________________________________________________________________________________

Gilmore | 34

 INTERIM FINANCIAL STATEMENTS (UNAUDITED)
                                                   At
                                                                                                        December 31, 2016

 [January 1, 2016 to December 31, 2016]

 TOTAL ASSETS                                                                                                       $0.00
 LIABIITIES AND MEMBERS EQUITY                                                                                $0.00
 LIABILITIES                                                                                                   $0.00
 Current Liabilities                                                                                          $0.00
 TOTAL LIABILITIES                                                                                                $0.00
 TOTAL MEMBERS EQUITY                                                                                         $0.00
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                            $0.00

 Revenues                                                                                                      $0.00
 Expenses                                                                                                           $0.00
 Net Income (Loss)                                                                                               $0.00
 Earnings per Interest                                                                                             $0.00

 __________________________________________________________________________________________________________________________________

Gilmore | 35

 INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                                                                                                                    At
                                                                                                          December 31, 2017

 [January 1, 2017 to December 31, 2017]

 TOTAL ASSETS                                                                                                     $0.00
 LIABILITIES AND MEMBERS EQUITY                                                                                     $0.00
 LIABILITIES                                                                                                       $0.00
 Current Liabilities                                                                                               $0.00
 TOTAL MEMBERS EQUITY                                                                                                $0.00
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                             $0.00

 Revenues                                                                                                          $0.00
 Expenses                                                                                                          $0.00
 Net Income (Loss)                                                                                                    $0.00
 Earnings per Interest                                                                                         $0.00

 _________________________________________________________________________________________________________________________________

Gilmore | 36

 INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                                                                                                                At
                                                                                                               December 31, 2018

 [January 1, 2018 to December 31, 2018]

 TOTAL ASSETS                                                                                                       $0.00
 LIABILITIES AND MEMBERS EQUITY                                                                                 $0.00
 LIABILITIES                                                                                                         $0.00
 Current Liabilities                                                                                              $0.00
 TOTAL LIABILITIES                                                                                                     $0.00
 TOTAL MEMBERS EQUITY                                                                                             $0.00
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                           $0.00

 Revenues                                                                                                        $0.00
 Expenses                                                                                                        $0.00
 Net Income (Loss)                                                                                                   $0.00
 Earnings per Interest                                                                                          $0.00

 ___________________________________________________________________________________________________________________________________

Gilmore | 37

 INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                                                                                                                     At
                                                                                                                May 24, 2019

 [January 1, 2019 to May 24, 2019]

 TOTAL ASSETS                                                                                                    $0.00
 LIABILITIES AND MEMBERS EQUITY                                                                                       $0.00
 LIABILITIES                                                                                                      $0.00
 Current Liabilities                                                                                                $0.00
 TOTAL LIABILITIES                                                                                                  $0.00
 TOTAL MEMBERS EQUITY                                                                                           $0.00
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                            $0.00

 Revenues                                                                                                              $0.00
 Expenses                                                                                                              $0.00
 Net Income (Loss)                                                                                              $0.00
 Earnings per Interest                                                                                                 $0.00

 ____________________________________________________________________________________________________________________________________

Gilmore | 38

                                        MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

       The following discussion and analysis should be read in conjunction with our interim financial statements (unaudited, allowed) and the notes thereto contained elsewhere in this filing.

 Critical Accounting Practices

       Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transaction period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transaction period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an emerging growth company or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non emerging growth companies and the date on which we will adopt the recently issued accounting standard.

 Cautionary Statement Regarding Forward-Looking Statements

       With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our interim financial statements and the related notes thereto appearing elsewhere herein.

 Background Overview

       Gilmore Homes  Gilmore Loans, LLC was founded in the State of Mississippi on December 10, 2015 and registered, received its EIN the same day (electronically). In July of 2016, the company and chief executive officer Michael Gilmore moved its headquarters and operations to Atlanta, Georgia, for better opportunities, growth, personal and professional development, and entrepreneurship. On July 23, 2018,
 Gilmore Homes  Gilmore Loans, LLC filed with the State of Georgia its Certificate of Organization as a Domestic, Limited Liability Company.
 We have no plans to change our business activities, to combine with another business or to not adhere to our business plan from the outset, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.
 We will follow our Business Plan at all times.

Gilmore | 39

       Gilmore Homes  Gilmore Loans, LLC will allow our African American community and other minority and general communities
 (we do not discriminate nor will we ever) to own an equity stake in assets that we acquire, build, develop, establish, etc., including assets develop in their own respective communities around the US in select markets. We call this our Stakeholders Cultural, Historical and Financial Impactful Roots Investments. Many citizens in the United States have a vested interest, including circulating the Billions of dollars that flow outside of the community, unto the community, and this Offering and platform will allow such so that our community can reflect on our roots: past, present and future.

       The Company Gilmore Homes  Gilmore Loans LLC, as a proptech and fintech, emerging growth company, overall strategy is to purchase raw land and occupied land, in case of non operating, old, abandon and dilapidated residential and commercial properties in urban areas around the United States, tear them down, and build single family homes, multifamily apartments, condominiums, retail stores and restaurants, hotels, regional shopping centers and malls, neighborhood centers, other residential and commercial, hotels, low rise, midrise and high rise development facilities, establishing businesses such as Can You Spare A Dollar? $1.00 Store and building a chain of dollar stores around the nation, single family homes subdivisions, etc., for lease and sale (sale, only in homes and condominiums).
 All of our business underpinnings are for profit and shareholder value to our stakeholders. We do not nor will not rehab, flip, fix or flop such properties and developments nor invest in any other company or projects. All of our developments will be startup and ground-up, newly constructed buildings.

       Some of our projects will be traditional real estate transactions as noted above. Moreover, many of our projects will be community impacting projects focused on generating wealth in minority communities while making a profit for Members of the Company. Additionally, our Stakeholders Cultural, Historical and Financial Impactful Roots Investments, will be community based impactful projects focused on generating wealth in minority communities while making a profit for Members of the Company. These impactful projects include establishing over 84 businesses as an emerging growth company (See Company Subsidiaries and Growth Businesses).

       The Company will be owned by the Manager and have a Membership which may include, but is not limited to, individuals, families, churches, organizations, foundations, corporations, ventures, angels, opportunity zone funds and managers, private equity companies and individuals, individuals retirement accounts, banks and other financial institutions, endowments, and pension funds. The Company hopes to offer its
 Members the opportunity to earn a preferred annualized 10% return plus 50% of the Company realized profits which shall be distributed to
 Members in proportion to each Members respective Capital Contribution.

 The Manager, Michael L. Gilmore Development Co., and Gilmore Homes  Gilmore Loans, LLC will exclusively manage the Company.

Gilmore | 40

       Although we are currently searching for land, and land with old and abandon properties on it, juxtaposed looking at other funding sources, we expect to finish and submit this Form 1 A on May 24 or 31, 2019 after working on it for four years from December 2015 to May 2019 with no solicitation, operating history or assets. After extensive research and reviews, we decided to launch a Regulation A, Tier 2
 Offering to open up investment opportunities to both nonaccredited (limited) and accredited investors, instead of the Michael L. Gilmore
 Development Co., other exclusive 506 Regulation D Offering (which never raise capital or pursued capital since its formation of January 9,
 2006, still in business, due to lack of interest and lack of non advertisement or solicitation).

       Gilmore Homes  Gilmore Loans, LLC will not be aggressive in our purchases, development and business efforts until we are qualified by the SEC juxtaposed until we raise the capital from this Offering. We expect that we will be finished with the process of qualification by May 31, 2019 and commence our fundraising in June or July of 2019, or when the SEC rules. Thereafter, we will aggressively search for properties. We hope that by the fall of 2019, we will have acquired our first property of land and commence building (pending on amount raise)
 our first single family homes, multifamily apartments and/or working on Gilmore Tower, our most ambitious and largest project, which will cost $200,000,000, which we will leverage $20,000,000 (10%) to $40,000,000 (20%) and commence debt and loan of $180,000,000 (10%) to
 $160,000,000. This impact development project and job creator will consist of 50 Stories encompassing 184 retail stores and restaurants
 (pending leases and LOI), 270 apartments (affordable, market rate, co living, co sharing, and workforce housing), 100 all suite boutique hotel rooms with Rolls Royce services, an indoor ice skating rink, movie theater, 1,000 seat performing arts center, office spaces, and grocery and pharmacy. The project is expect to generate between $10,000,000 to $50,000,000 a year, based on ALL of the aforementioned implemented including ALL of our businesses and our private label VISA and MasterCard, which will be per annual membership based of $195.00 a year or ($16.23) a month, with No interests, No fees, No late fees, nor any other fees besides the Annual Membership Fee for the cards, which we hope to enroll 255,000 consumers x $195.00 = $49,725,000 minus transactions fees, bank fees, Visa and MasterCard fees, etc., which will Net, after expenses of $19,725,000, $30,000,000. Consumers will have from 1 month to 12 months to pay off. At the end of the FY, consumers must not have a balance, in order to renew fee for another year, which must be paid. This falls under our proptech and fintech
 (specifically) operations (future). The purpose is to allow consumers to spend, visit, shop, stay, live, and work at the facilities including our members to receive discounts at the facilities, which all are real estate related and relates to our business plan.
 Note: The following development is for illustration only; there is no guarantee we will raise funds or the capital necessary to implement (the above) real estate project.

       Acquisition of abandon properties, land, development and businesses establishments will depend heavily and highly on our funding, the availability of those funds, the availability of properties (land) that meet our investment criteria and the size of such underpinnings to be acquired. As we search for properties (particular land), we intend to expend capital in accordance with our Use of Proceeds.

Gilmore | 41

       If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regular A. To finish this Form 1 A, we believe we will need a minimum of $1,000 to $5,000 up to $25,000 (500 shares, per 10 a share at $50 per, totaling $500) generating $25,000. Depending on how much capital we raise, will depend on how much capital we will need for working capital and professional costs, services and fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised, the more resources will be needed in order run the Company effectively and thus more working capital will be needed. Our Manager is committed to raising and providing the $25,000 for the completion of this Form 1 A, and thereafter; however, unless we are able to raise a minimal amount through this Offering. This commitment is not in writing. When the Manager raise and provides such capital it will most likely be in the form of purchasing interests in the Company. Such terms and conditions have not been agreed to yet.

 Note:  Since 2015 up to 2019, our cash balance of Gilmore Homes  Gilmore Loans, LLC is zero ($0) as of May 24, 2019. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. Thus, we may utilize the contributions of asset manager and CEO Michael Gilmore, who can provide from $5,000 to no more than $10,000 in credit via his credit cards, cash advances, and personal income. Additionally, the Hattiesburg University Foundation, a small affiliated 501(c)(3) non profit, tax exempt charity [EIN: 75 3156344], whose revenues are $50,000 per annum  or less, can provide funds up to $15,000, after Board of Directors approval via its impact social investments initiatives in education, affordable housing and community development. The Hattiesburg University Foundation at its discretion has informally agreed to advance funds as allowed to pay for offering costs, filing fees, and professional fees including Michael Gilmore as lamented. However, the H.U. Foundation has no formal commitment, arrangement or legal obligation to advance loan funds to the company, which we must pay back. In order to implement our plan of operations as outlined above for the next twelve month period, we will do our best to keep costs low, adhere to costs, borrow and raise wisely, etc., which the $25,000 or more will allow us to scale operations, issue Class A
 Interests certificates, advertise, and this Regulation A, Tier 2 filing and implementation.

       With Gilmore Homes  Gilmore Loans, LLC being an emerging growth company, although we have no assets, no income and no checking/
 savings business accounts nor business charge/credit cards yet, including our limited operating history from 2015 to 2019, we will need additional funding and financing, etc. Moreover, long term financing beyond the minimum and maximum amount of this Offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required and raised for full implementation of our business plan. Our expansion will include more residential and commercial facilities and properties, hiring employees and managers, developing a loyal customers and stakeholders base and growing profitable revenues juxtaposed our growing emerging businesses. Although our balance sheet is zero, we do believe we will raise much needed capital through our Offering but not guaranteed. Moreover, we will NEVER cease operations, but may suspend operations until we are able to raise capital during the 12 month period or afterwards.

Gilmore | 42

 Much success will depend on Asset Manager and CEO Gilmore who will lead the Company and this Offering.

 Operations Results

 For the periods beginning December 2015 ending December 2015; January 1, 2016 to December 31, 2016 ending; January 1, 2017 to
 December 31, 2017 ending; January 1, 2018 to December 31, 2018, and January 1, 2019 to May 24, 2019 current.

       The Company Gilmore Homes  Gilmore Loans, LLC generated no revenues for the periods December 2015 to December 2015 (beginning),
 January 1, 2016 to December 31, 2016 ending, January 1, 2017 to December 31, 2017 ending, January 1, 2018 to December 31, 2018 ending, and January 1, 2019 to May 24, 2019 current. We do not have any current activities. Moreover, we have generated expenses of $0 from inception
 (December 10, 2015) to as stated, the time of application for this 1 A, Regulation A Offering, Tier 2, up to the 31 May 2019.

 Total Expenses

       From inception December 10, 2015 to present May 31, 2019, the Company has not generated any expenses.

 Assets

       The Company Gilmore Homes  Gilmore Loans, LLC currently has no assets.

 Credit

       The Company Gilmore Homes  Gilmore Loans, LLC may receive advance funds with responsibility to pay back with no commitments and approvals at this time to launch up GH GL, LLC operations, website, offering, advertising and solicitations, etc. This will be provided as credit by Manager Michael Gilmore from $1,000 to $5,000 up to $10,000 in crucial stages by the advancement of credit card debt, cash advances, fund raising (not affiliated with this Offering until qualified) and personal income. Additionally, the Hattiesburg University Foundation, with no commitment or formal agreement, may fund up to $15,000 in a loan with interest via its education, affordable housing and community development social investment impact initiatives, as stated earlier. Therefore, the needed initial $25,000 in deferred offering costs can be raised, where applicable and feasible, to support this Regulation A, Tier 2, 1 A application, offering and implementation.

 Liabilities

       The Company Gilmore Homes  Gilmore Loans, LLC has no liabilities.

Gilmore 43

 Liquidity and Capital Resources

       As noted in this Circular Offering, the company has $0 in cash, $0 in assets, and $0 in liabilities. The Company hopes to raise $50,000,000 in this Offering with a minimum of $100,000 in funds raised (even if the minimum is not raised but at least $25,000).
 If we are successful though to raise the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months (12 moths) which we currently estimate to be $120,000 (more or less) that will be financed by our manager and the foundation (pending approval) in the event we raise less than $1,000,000. Although we intend on identifying residential and commercial properties, our development pipeline and establishing our businesses with our proceeds, there is no guarantee that we will acquire or start such investments. The growth will depend highly on our capital funding, the availability of those funds, investment criteria, the availability of properties and land, etc. Upon the qualification of the Form 1 A, the Company plans to pursue its investment strategy of single family homes, land, multifamily, commercial, and particular GILMORE TOWER (as explained earlier in this Circular Offering).

       There can be no assurance of the Company ability to do so or that additional capital will be available to the Company. If so, the
 Company investment objective of acquiring such residential and commercial underpinnings as noted will be adversely affected and the
 Company may not be able to peruse any opportunity if it is unable to finance and leverage such opportunities. The Company currently has no agreements, arrangements or understandings with any person, company, organization or foundation (except explained earlier in relations to charity, but still no agreement or arrangement, just a potential source) to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

 Related Party Transactions

       Since our Company Gilmore Homes  Gilmore Loans, LLC formation, we have not raised capital. However, the Manager Gilmore will provide up to $10,000 for the Company startup expenses, as explained previously. It is expected that the Manager will be reimbursed for these expenses after adequate funds are raised. In exchange for services related to this Offering and the management of the Company, the Manager will receive Class B Interests which are subordinated to our Class A Interests.

 Going Concern Consideration, My Self Explanatory Opinion

       Manager Michael Gilmore is providing unaudited, interim documentation and analysis including an explanatory paragraph in this report on the accompanying interim financial statements (allowed by the SEC, Regulation A, Tier 2) regarding concerns that I believe might be our inability to continue as a going concern. While I am not an auditor nor have the resources to afford an auditor at time of application, but will once funds are raised, in my capacity, I have reseached, reviewed and communicated with the standards, rules, regulations,

Gilmore | 44

 and procedures of submitting such interim, unaudited reports that align with preparing such reports appertaining to Regulation A,
 1 A underpinnings, and the rules thereof which such is allowed (c)(1)(ii). Therefore, to the best of my ability with my extensive business background but limited accounting background, including audits, I have submitted these statements truthfully, honest, and in good faith appertaining to this Regulation A. Also, I have followed the U.S. Generally Accepted Auditing Standards in submitting the interim financial statements and the interim audit hitherto, which an audit is forthcoming when resources and revenues permit and allow such.

 Off Balance Sheet Arrangements

       The Company Gilmore Homes  Gilmore Loans, LLC does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors and stakeholders.

 Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

       N/A  None; Interim / Unaudited allowed via Regulation 1 A, Tier 2 for Submission to the SEC.

 Employee(s)

       Currently, Michael L. Gilmore is the only employee as CEO and Manager, and has devoted a major portion of his working hours to the Company without a salary or compensation. For more information, Please see DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS.
 Initially, Mr. Gilmore will coordinate all of our business operations.

       Mr. Gilmore has provided the initial working capital needed for the time and resources necessary for this application and the formation of this Regulation A, Tier 2, derived from personal resources for expenses including research, references, SEC data, IRS and EDGAR.

       Our Company plans to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full time employees in the near future. If such employees are needed, they will be hired by Asset Manager Gilmore, and paid for their hourly wages by Manager Gilmore including Executive Management, where applicable. The 10% fee allocated to Manager Gilmore will cover these expenses.
 90% of all revenue, profit and income generated shall remain within the company and distribute to its developments, with profits distribute to Members, stakeholders and/or Investors. Since Gilmore will not be paid a salary or direct compensation, he will be paid a 10% fee based on performance, results, profits, etc., which will range from $10,000 up to $5,000,000 per year, based on the capital raised and the Interests bought, only when residential and commercial properties including our businesses are in operation, physically established and generating revenues.

Gilmore | 45

       The Company Gilmore Homes  Gilmore Loans, LLC believes the use of non salaried personnel allows us to extend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of properties shall be borne by the Manager except those capitalized expenses related to specific properties.

       Company manager Gilmore is spending the time allocated to our business in handling general affairs of our Company such as day to day operations without pay and fees, reviewing materials, reviewing EDGAR, SEC, and IRS materials as mentioned, contacting auditors an attorneys to get a cost on the services needed for this Regulation A, my extensive amount of time writing, planning, researching and preparing the filing of this Form 1 A, developing our business plan, researching investment opportunities, seeking capital injections in other ways, outside of this Regulation A, Tier 2 offering, seeking properties, etc., with time for a successful raise.

                                                       INVESTMENT POLICIES OF COMPANY

        In all types of investments that Gilmore Homes  Gilmore Loans will undertake, our policies may be changed by our Manager without a vote by Members.

       We will seek out residential and commercial properties via developments such as single family homes, multifamily apartments, shopping centers, hotels, condominiums, retail stores and restaurants, raw land or land with abandon properties on it, etc., throughout the United States, specifically in urban communities and other minority communities including Opportunity Zones. We believe 100% of our development portfolio will consist of real estate, at least 99% and 1% via our financial products and technology, as an emerging growth company, proptech and fintech.

       We intend to evaluate our investments and properties associated in the following manner:

 (1) Obtain property information on its condition, estimated costs for development, and feasibility of possible improvements;

 (2) Using historical city data, rental and vacancy, if such information is available and useful;

 (3) Obtain similar available information on the neighborhoods and communities where our developments will build, obtain similar available information of comparable properties and developments in the area including comps, sales prices, demographics, analyzing rental rates, vacancy rates and operating expenses; review crime statistics for the area;
     review school information, review any other relevant market information; and

Gilmore | 46

 (4)  Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

 (5)  We do intend to invest a lot of our capital including leveraging debt to acquire land, build our retail stores and restaurants, develop our residential and commercial projects.

 Further, potential investors should be advised:

 a)  We may issue senior securities at some time in the future
 b)  We may borrow money collateralized by our new properties up to 80% to 90%.
 c)  We have no intentions of flipping properties or investing in other properties and businesses.
 d)  We have no intentions of investing in the securities of other issuers for the purpose of control.
 e)  We have no intentions to underwrite securities of other issuers.
 f)  We may engage in personal products through Gilmore Loans, LLC and investments not real estate related per say but a part of our subsidiaries and growth as an emerging company.
 g)  We may offer our securities in exchange for land and properties.
 h)  We may acquire other securities of other funds so long as those funds are real estate related.
 i)  We intend to make annual or other reports to security holders including 1Ks, 1SAs, 1Us, &
     exit reports on Form 1Z as deemed necessary. Such reports will include the financial statements.

 Our policies for both investments and borrowing will be evaluated and updated for equity and returns.

                                            POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

       Our company Gilmore Homes  Gilmore Loans, LLC policy with respect to our Manager Michael Gilmore concerning certain transactions is as follows:

       The company do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities, where applicable. We will own all of our properties and will use our capital and new debt to finance our properties. Pending market conditions and consumers spending or leasing at our properties, we hope never to have foreclosure upon us. In the event of foreclosure, which we hope never to bare, we may encumber restructuring or having to sell a property, etc., to pay our creditors. Many of our properties will require bank financing or high leveraging financing, but we shall not exceed 80%, which we will be required to put up 10% to 20% in equity and/or sponsor equity and cash. In all cases, financing will enable us in successfully building our properties and businesses for profitability and an excellent return on investments.

Gilmore | 47

  Conflicts of Interest

       There are currently no conflicts of interest between the Company, our Manager, the Company subsidiaries and growth businesses, and affiliates. The manager does not have any other investments outside of this offering. The manager is currently in the process of designing, developing and soon distributing our growth companies, growth projects, and growth concerns appertaining to this Offering.
 It is the intention of the Manager to focus any and all attention to this investment Offering herein upon qualification and thereafter.

 i)  Our manager does have the authority to invest the Company funds in other entities in which our Manager or an affiliate has an interest, only in those interests that align with our company policies, procedures, regulations, investment criteria and scope.

 ii)  Our company may not participate in nor align itself with anyone, person, company or property that is detrimental to our ethics, philosophy, violation of law, Members, etc.

 The Company will maintain the following policies to avoid certain conflict of interest:

 i)   Our Manager and its affiliates do not own or have an interest in properties adjacent to those that we may acquire that may directly compete with such purchase property.

 ii)  No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

 iii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriters due diligence inquires under the Security Act.

                                                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

Gilmore | 48

                                                          DESCRIPTION OF BUSINESS

 BUSINESS HISTORY

       Gilmore Homes  Gilmore Loans, LLC is an emerging growth company which was founded on December 10, 2015 in Hattiesburg, Mississippi.
 In July of 2016, the company relocated to Atlanta, Georgia. On July 23, 2018, the company established itself as a domestic limited liability company in the State of Georgia. As an emerging real estate firm (proptech) and real estate related finance firm (fintech) incorporating real estate, technology and financial services, the company is planning to disrupt the landscape by designing, developing and distributing real estate, and providing products, goods and services related to real estate.

       Since the company inception, GH GL, LLC  has commenced only limited operations, primarily focused on its business plan, scope, implementation, and organizational matters in connection with this offering by allowing both non-accredited and accredited investors to invest equity into our company juxtaposed real estate projects and businesses. Currently, our limited company has a free operations website that does not advertise as a Regulation A, 1 A Offering at http://www.gilmorehomes.wix.com/atlanta. Thus, we intend on generating revenues in two ways: from our new real estate development assets and its long term hold investments, and our startup businesses related to real estate.
 We have no plans to change our business plan, business activities, to combine with another business, company or project nor are we aware of any events or circumstances that might cause our plans to change. Neither the Company or its Management have any plans or arrangements to enter into a business agreement, a change of control, a business combination or similar transaction or to change management or the company business goals, strategies, plans and philosophies as an emerging growth company.

       As an emerging growth company, there are four benchmarks that make up Gilmore Homes  Gilmore Loans, LLC Business Model.
 They are: (1) Gilmore Homes, (2) Gilmore Loans, (3) Gilmore Businesses, and (4) Gilmore Tower. These business underpinnings will allow our proptech and fintech firm to grow tremendously, pending demographics, market conditions, consumers spending and buying, the U.S. economy, and raising large cash / equity injections.

 In regards to #1 Gilmore Homes, the company will design and develop single family homes (for sale and for rent), condominiums (for sale and for rent), shopping centers, hotels, etc.

 In regards to #2, Gilmore Loans will provide (future) VISA / MasterCard, personal, business, student, car and home loans plus low-cost renters, life, car, home and business insurances, all real estate related. These products will come much, much later in the future.

 In regards to #3, Gilmore Businesses, the division will create retail stores and restaurants, etc.

Gilmore | 49

 And, in regards to #4 Gilmore Tower, the division will create low rise, midrise and high rise, mixed use skyscrapers in Atlanta with plans to scale around the United States, featuring retail, restaurants, residential, hotel, office, entertainment, movie theaters, and performing arts venues.

                                                             PURPOSE AND MISSION
 PURPOSE

       The purpose of this business plan juxtaposed regulation A, Tier 2 offering is two folds:

 FIRST, to define the direction of the business Gilmore Homes  Gilmore Loans, LLC, its operations, plans and offerings, through goal definition, so that the company, management, members and stakeholders can execute the strategies necessary for successful goal attainment.

 SECOND, to describe Gilmore Homes  Gilmore Loans, LLC performance, management, and offering as an emerging growth proptech and fintech company incorporating the benchmarks of real estate, technology, and financial services following its strategic business plan, goals, investments, developments, market, and current position, so that the necessary financing, capital and equity may be raised to pursue the stated goals.

 Pursuing the stated goals by GH-GL, LLC will be achieved by following the below strategies:

 (1)  Attract investors through our Regulation A, 1 A Tier 2 Offering, who will provide the necessary capital to fund our operations, projects, developments, and businesses.

 (2)  Increase our offering when approved and qualified by the SEC for growth and profits through strategic advertisement, solicitation, TV, radio and newspapers, and social mediums such as Facebook, Instagram, LinkedIn, Twitter, YouTube, crowdfunding, etc.

 (3)  Solicit nonaccredited and accredited investors in addition to other individuals, companies, businesses, foundations, corporations, angel, ventures, etc., to open an offering account.

 MISSION

       The mission of Gilmore Homes  Gilmore Loans, LLC, as an emerging growth company, is to impact lives, citizenry and community by empowering consumers through real estate, technology, and financial services exemplifying par excellent customer service and ethics offering upscale, high quality products, goods and services, as a proptech and fintech firm.

                                                          BUSINESS OVERVIEW AND OBJECTIVES

       As noted, Gilmore Homes  Gilmore Loans, LLC does not currently generate any revenues nor have any real properties, assets nor liabilities. Moreover, we do not lease or own any real property as a business. Although we have a free company website as indicated above

Gilmore | 50

 (see the internet address on page 48), we do plan on developing an advance, security protective website for our company, operations and
 Regulation A, 1 A, Tier 2 offering.

       As an emerging growth company, we are offering the Preferred Interests herein on a minimum/maximum basis. The Company will raise a minimum of $100,000 hopefully using proceeds from the Offering or prior to offering to purchase land and build our first 1 to 4 or 5 to 10 units, multifamily apartments or single family residences. The company is looking at ventures, angels, private equity and hard money / asset based loans, prior to offering, until approved and qualified by the SEC. The goal is to get a few properties built and operating cash flow. However, with limited down payments and equity unavailable, it might be difficult. In regards to our business offering, we expect to use the offering to pay for land, improvements and building additional projects and developments, based on a successful capital raise.

       In Atlanta, Georgia and throughout the United States, there is an opportunity to create, build and operate a successful real estate investment corporation. The Manager Michael Gilmore has recognized this opportunity, created the company, and after a four year delay since the company was founded in 2015 and establishes as a LLC in the State of Georgia in 2018, has decided to go the route of finally creating a
 Regulation A, Tier 2 Offering. The Company intends to provide  new real estate investment opportunities, property development and management, and emerging, startup businesses (real estate related) to investors interested in achieving financial success by taking advantage of the real estate market across the country, but specifically in urban and opportunity zone areas and communities around the United States. Because of opportunity zones, Gilmore Homes  Gilmore Loans LLC, with the help of our investors and Members will turn real estate businesses into profitable opportunities in creating a high return on investments.

       Part of our company objectives is to seek out urban neighborhoods throughout the U.S., which do not have control of the dollars, the real estate nor the businesses in the community. As a result, many non minorities are taking control and developing the areas who do not share the same interests. This leads to displacement and gentrification. Thus, Gilmore Homes  Gilmore Loans, LLC is the solution.
 We will (1) Penetrate the real estate market by providing opportunities to both accredited and non-accredited investors interested in achieving financial success by taking advantage of real estate opportunities, and (2) Increasing profits or the potential for profits as allowed by marking conditions with various news mediums report that Atlanta, Georgia is a top 5 market in real estate, business and raising capital, according to Inno Atlanta, the Atlanta Business Chronicle, the Atlanta Journal and Constitution (AJC) news, etc.

 OUR COMPANY KEYS TO SUCCESS

 Controversial Real Estate Topic

       Gentrification is one of this 21st Century era greatest socioeconomic and part racial issues. This issue is so great that it touches many minorities herein Atlanta, Georgia and around the United States. Despite this divide, it is Gilmore Homes  Gilmore Loans, LLC goals to design and develop residential and commercial real estate in these areas, create jobs and businesses in these areas, and to show

Gilmore | 51

 communities of color through research and case studies how it is in their benefit to collaborate and partner with White stakeholders in a public and private partnership. Many communities have been neglected for decades. The community should not get so angry that it forgets the benefits of how a neighborhood can improve through affordable and market rate multifamily housing, new retail stores and restaurants, etc.

 Access

       Gilmore Homes  Gilmore Loans, LLC will share our opportunity with investors around the United States to have new access and to invest in these types of projects that will give our investors and members high financial and socioeconomic returns. These philosophical underpinning appertaining to business will make investors with a social impact mission feel good about investing and desire to help transform and revitalize an area as long as it provides an excellent social and financial return on investment.

 Measurable and Quantifiable Success

       Our Company intends to identify and thus measure projects that benefit investors and communities around the nation.
 These quantifiable metrics will be based on projects built and created, businesses built and created, jobs provided and created, and revenues generated and profitable. Doing so through single family homes, multifamily, condominiums, retail stores and restaurants, shopping centers, mixed use developments, low and high rises, etc., will give us meaningful attributes that can help demonstrate as keys to success such as:

 * The ability to recognize and define the best course of action;
 * The consistent raising the bar for our developments and businesses productivity;
 * The overall diligent efforts to regularly lower overall costs, expenses, and liabilities;
 * The recruitment of experienced, talented, and qualified stakeholders and consultants;
 * The plan to effectively market the highest quality of services of our Company to shareholders
 * The ethics and service to work within our leasing scope for retailers, restaurants and office tenants, residential and commercial brokers, loan officers, financial advisors, vendors, etc., which our Company can secure financing, develop a worthwhile project, and fulfill our needs.

 Investment Strategy

       Our company Gilmore Homes  Gilmore Loans, LLC is seeking to invest in a diversified array of new development projects and startup businesses within our portfolio of income producing real estate assets and real estate related assets throughout the United States, specifically in the Southeast and Southwest with plans to scale to the West, Northeast and Northwest. Initially, the Company intends to build a few single family homes and small apartments and work on GILMORE TOWER, our beginning large and extensive project that will provide the most benefits, reap the most projects, and have the greatest impact on our investors and members.

Gilmore | 52

 All of our projects will be new, ground up construction. Moreover, all of our projects and acquisitions must meet our investment objectives and company philosophy. These underpinnings will be achieved by successfully raising and marketing our Regulation A, 1 A, Tier 2 Offerings and the capital juxtaposed equity thereof.

       In doing so, we believe that through our real estate underpinnings, there is an opportunity to create attractive total returns by employing a strategy of designing, developing and distributing high yield real estate investments, having quality construction and desirable locations which can attract quality tenants and financing, which these types of investments are generally located in central business districts or metropolitan cities. We intend to invest in a diverse geography in order to reduce the risk of reliance on a particular market, location or tenant.

 Property Identification, Geographic Scope and Competition

       Within the landscape of revitalization throughout American particular urban areas, government agencies, housing authorities, private developers and companies, both profit and nonprofit businesses, foundations, associations and organizations, are task with supporting affordable housing, economic development, community development and revitalization initiatives. Often these initiatives target specific communities with specific criteria that resurrects or revives distressed neighborhoods. Now, Opportunity Zones Funds are being created to undertake such. Therefore, the importance of Gilmore Homes  Gilmore Loans, LLC Regulation A, Tier 2 Offering is to become well financial capitalized through our nonaccredited and accredited investors, so that we can protect, preserve and prosper neglected neighborhoods, communities and its citizenry through urban renewal and development via our real estate underpinnings, as we face competition. Competition is great; however, we plan to still impact.

 Underwriting

       Once our Company identifies a subject property (raw land) or (occupied land) with an abandon residential or commercial property, we will underwrite (purchase) if it meets stringent criteria and guidelines. This real estate process is driven by property valuations, market feasibility assessments, time on market analysis, construction and development budgets, resulting loan to value limits, projected protect timelines, and projected projects revenues, expenses and liabilities (Proforma).

 Commencement of Project(s) and Leverage

       Once Gilmore Homes  Gilmore Loans, LLC finds a subject property which to develop, after conducting due diligence, negotiating price, finding the right financial partner, and attracting New Markets Tax Credits (NMTC), HUD, FHA, Fannie Mae, Freddie Mac, Opportunity Zone
 funds/QOZ, TOD/Transit Oriented, TAD/Tax Allocation, Housing Authority/LIHTC/Section 8 (in some cases), C-PACE, SMART, GREEN, ENERGY STAR,
 LEED, SOLAR and Clean Tech components, tax incentives and financial investments (such as the aforementioned) in addition to

Gilmore | 53

 successful underwriting, entitlements, permits, construction contracts and City of Planning approvals, etc., our emerging growth company will commence the real estate development project. With our raised funds, we plan to leverage capital for growth.

 For Sale and Rental Housing

       A big profit margin of Gilmore Homes  Gilmore Loans, LLC will be from our single family homes. The goal is to build around 5,000 homes around the United States. Once our in house architectural and general contractor teams are in place including hired construction workers (on a contract basis), we will design, develop and distribute affordable housing in Atlanta and around the United States.
 What will be so unique about Gilmore Homes is our price point and model. All of our homes will be under 900 square feet, the size of many apartments. We expect to build homes and offer in house financing, which consumers can also use their banks and other financial mortgage sources. When our company builds our homes, we anticipate the following profits over time: 100 homes @ $100,000 yielding gross of $10,000,000;
 500 homes yielding gross of $50,000,000; 1,000 homes yielding gross of $100,000,000 million and 5,000 homes yielding gross of $500,000,000 million. The Company also plans to offer only 5, 10 and 15 year mortgages at 3.0% interest, with 3.5% down. We anticipate a very high demand, which monthly notes will equal $550 a month, plus interest of $245 totaling $795 making a small, 3 bedroom, 2 bath, 2-story, 808 square feet small home with no garages, all electric, very affordable. In addition, we plan to build the many small homes as continued rental income going after affordable, making rate, co living, co sharing and workforce housing. Our rental homes will lease/rent for $999 per month.
 None of our housing stock will be over $1,000 as notes, leases, rentals or purchases.

       In sum, we expect that many of our Gilmore Homes that we sell will have outside down payment assistance and/or gap funding from participating government housing agencies and authorities. We also will generate a waiting list for our new homes and provide reports to our members, investors and stakeholders on a quarterly and/or yearly basis.

                          An Initial Real Estate Project Appertaining to our Regulation A Offering to Create and Build

       As noted, this Offering involves the design, development and distribution of residential real estate (new, ground up construction single family homes for sale and for rent, building single family subdivisions, building multifamily apartments, as affordable, market rate, co living, co sharing and workforce housing, and condominiums for sale and for rent), and commercial real estate, new, ground up construction, shopping centers, hotels, mixed use developments, low rises, mid rises, and high rises projects, retail stores and restaurants such as Can You Spare A Dollar? $1.00 Stores, and Gil $ Mart, which will be chain stores around the U.S., etc.

       The Company will NEVER acquire properties (except raw land or in cases of old, dilapidated and abandon residential and commercial buildings), which will be torn down (tear downs) to make room for new, ground up development projects. The company will NEVER fix

Gilmore | 54

 or flip properties, fix, flip or sell properties, fix, flip or rehabilitate properties, fix, flip or rent properties, acquire other properties, invest in or acquire other projects or companies, etc.

       Gilmore Homes  Gilmore Loans, LLC will follow its Business Plan at all times and never deviate from it.  We are an emerging growth company juxtaposed proptech and fintech firm. The objectives, investments, strategies and benchmarks of our company is to BUILD and CREATE residential and commercial real estate, startup businesses such as retail and restaurants, and offering financial services related to real estate such as our private label Visa and MasterCard.

       In addition to building and creating, our company is also focused on urban transformation and revitalization with its main focus on creating jobs, businesses and services and turning, blighted community into urban oasis of luxury such as our forthcoming mixed use developments like GILMORE TOWER (see within Offering Circular), which will consist of over 150 retail stores and restaurants, a 5 level shopping center with ice skating rink, movie theater, a 1,000 seat performing arts center, office spaces, a  100 room, all-suite, boutique hotel with Rolls Royce services, and grocery / pharmacy. These are just some of the examples our Members will participate in as Stakeholders, with a 50/50 split of net profits after expenses, disbursed according to Preferred Interests and Interests in the developments. We will build all across the United States in select markets and states, with a large minority and urban population.

        Note: The preliminary discussion of GILMORE TOWER is for illustration purposes only. There is no guarantee that our Regulation A
 Offering will be successful. Moreover, there is no surety that the project will be financed nor will our company Gilmore Homes  Gilmore LLC will have a successful capital raise. The initial concept for the $200,000,000 GILMORE TOWER project is slated first for Atlanta, Georgia with plans to scale around the United States in downtown urban areas, which the developments will be mixed use encompassing retail, restaurants, residential, hotel, office, grocery and entertainment. When our Regulation A Offering raises, for example, $10,000,000 to
 $20,000,000 (after SEC approval and qualification), we will commence the project levering our equity to accumulate debt to build such luxury edifice, that will include over 270 apartments and condominiums, 150 retail stores, 100 hotel rooms, etc., as noted earlier, via Split Profits and Revenues to our Members and Interests.

       This real estate project such as Gilmore Tower, our other projects, and emerging growth businesses are based on, and solely on, a successful capital raise and Interests by prospective Members appertaining to our Regulation A, Tier 2 Offering, which a maximum of
 $50,000,000 can be raised in a calendar year. It is our Company goals to aggressively pursue the maximum raise, which will help our firm tremendously. Even if our Company can successfully raise from $1,000,000 to $10,000,000 or ($10,000,000 to $50,000,000), our business can still be successful in building high rises, etc., encompassing retail, residential, hotel and leisure on a smaller scale.

       Thus, with any investment, Members are always advised to consult their financial advisors, attorneys, etc., to participate in this
 Offering and/or any other offering as real estate involves a high degree of risks (please peruse our risk factors again). As the Company follows its Business Plan and Benchmarks, the goal, as an emerging growth company, is to allow both nonaccredited (limited)

Gilmore | 55

 and accredited investors, to participate in such Offering, which many upscale mixed use developments such as high rises and mid rises are not available to the general public.

       In sum, it is our Company goal to transform urban areas and suburban areas around the United States. The creation of the
 JumpStart Our Business Startups Act in concert with this Regulation A Offering will allow our emerging growth company to create businesses, jobs and opportunities around the nation. Moreover, our Company will be in a position, pending a successful capital raise, to impact citizenry and community with a mission driven social focus Consequently, we will aid/assist in making America neighborhoods great again through real estate, technology and financial services as a proptech and fintech growth company.

            Why Gilmore Homes  Gilmore Loans, LLC, Why Choose Our A Offering, and Why Invest In Our Businesses and Projects?

       There are real estate companies and there are real estate companies, and then, there is...well...The Real Estate company, Gilmore Homes
 Gilmore Loans LLC, an emerging growth company. When you choose us and invest with us, you will know why we do what we do. We are a mission driven, social impact proptech and fintech company that likes results, performance, and profits. Thus, we aim to create value for our members, stakeholders and investors through our Regulation A, 1 A, Tier 2 Offering.

       In any business venture, there are inherent risks. Moreover, those inherent risks carry both advantages and disadvantages.
 When manager Gilmore started the Company and prepared the Offering, he wanted to attract both nonaccredited and accredited investors, who can not only tolerate risks, but who can see the advantages that allow real estate emerging growth companies to overcome in spite of the disadvantages. Thus, there are several key competitive advantages inherent to the Manager approach that significantly mitigate any potential risk and facilitate a profitable venture. While the below list is not exhaustive, the following are but a few of the competitive, market risk mitigating advantages:

 (1). There is an increase demand for more affordable housing and market rate housing coupled by an already significant shortage of the product as real estate prices and properties continue to rise.

 (2). This demand for affordable and market rate housing is further compounded and artificially increased by the fact that there are numerous government rental and home ownership programs available to assist individuals and families in securing housing, which they otherwise could not afford.

 (3). With this demands come an array of capital available. For example, according to Forbes, Real Estate Technology (or proptech)
 is quickly becoming its own category in startup world. New VC firms have raised hundreds of millions of dollars to invest solely in real estate tech. Top traditional VCs made huge bets on proptech companies. Some of the world largest landlords have built

Gilmore | 56

 venture capital arms to get in on the action. In 2010, the total investment in real estate technology was estimated to be $33 million.
 In 2017, over $5 Billion was raised (Forbes, Perry, 2018).

 (4). In many cases and through our Offering, we may can attract venture capital funding via real estate advancing the route of accredited investing, allowing us to raise and sell our securities for the maximum amount allowed such as $50,000,000, GH-GL, LLC goal, plan and strategy.

 (5). With local, state, and the federal government agencies directly involved in the revitalization efforts, funding and investments, timelines are often expedited in terms of permitting, site inspections, etc.  Additionally, these companies also bring equity and capital to the table.

 (6). GAP and BRIDGE funding and other such as private equity, hard money, and angels are also available in the capital stack.
 With GAP funding, acting as a form of insurance against loss, it is available from many funding sources and local housing authorities for development and businesses startup, ensuring that any potential loss in the transaction is offset.

 (7). Significant community support and outreach is associated with the Manager revitalization activities, bringing in additional exposure, revenues and advertising, which will attract media attention.

 (8). Both government housing agencies and non profit NGOs have waiting lists of qualified buyers and qualified tenants for our
 Gilmore housing stock as purchasers and renters.

 (9). Our company will utilize many commercial and residential brokers for our mixed use developments, apartments, condos, etc., also minimalizing risk and providing advantages.

 (10). With the right investments, team, management credentials and collective experiences, Gilmore Homes  Gilmore Loans, LLC will provide an opportunity for all Americans to participate such as accredited investors (with a high net worth and income) and for non accredited investors (for little as $500 dollars), which these everyday Americans, who want to earn extra income, become an owner and/or partner in something, and create wealth or the possibility of wealth in the process, can live out and reach the American Dream, a dream that is still possible.

 Due Diligence and Financing

       After Gilmore Homes  Gilmore Loans, LLC searches for properties (land) and identifies the location zone for Residential or Commercial, we will secure the necessary financing with the help of our capital raise, sign a contract and place an escrow deposit to be held with the designated escrow agent.  The company will take the minimum time necessary to complete all due diligence to the properties we acquire and build upon including: site inspection, site improvements, reviewing future applicants and leases, qualifying applicants,

Gilmore | 57

 obtaining LOI for retailers and restaurants for our new shopping centers, reviewing projected income and expenses and preparing documentation for the SEC, our investors, members and stakeholders.

 In doing so, our Company will position itself for favorable financing and begin the process of designing, developing and distributing real estate impacting urban areas with quick exit strategy.

                                                   TAX TREATMENT OF COMPANY AND ITS GROWTH SUBSIDIARIES

       The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

 Taxation of Undistributed Fund Income (Individual Investor)

       Under the laws pertaining to federal income taxation of Partnerships, no federal income tax is paid by the Company as an entity.
 Each individual Member reports on his or her federal income tax return, for his/her distribute share of Fund income, gains, losses, deductions and credits, whether or not any actual  distribution is made to such Member during  a taxable year. Each individual Member may deduct his/her distribute share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company.
 Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though have received no cash distributions from the Company with which to pay such taxes.

 Tax Returns

       Annually, the Company will provide the Members sufficient information from the Company informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Company informational tax returns will be prepared by certified public accountants selected by Manager Gilmore.

 Unrelated Business Taxable Income

       Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular (See Investor Suitability Standards).
 Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in business which generates unrelated business taxable income, as the term is defined by Section 512(a)(1) of the Code.

Gilmore | 58

 Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from debt financed property.

       To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to develop and acquire properties.
 This leveraging of the Company new property portfolio will constitute an investment in debt financed property will be unrelated business income taxable to ERISA Plans. Unrelated business income is taxable only to the extent such income from all sources exceeds
 $1,000 per year. The resulting tax, known as UBIT or Unrelated Business Income Tax is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 0% (before taking state and local income taxes into account) on fairly small amounts of income (i.e. net income over $12,400). The remainder of a tax exempt investors income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company will earn income, based on its acquisition of leveraged rental properties (where applicable) that might be treated as UBTI and therefore subject to
 UBIT.

       The trustee of any trust hat purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

                                                 [REST OF PAGE INTENTIONALLY LEFT BLANK]

Gilmore | 59

                                          COMPANY SUBSIDIARIES AND EMERGING GROWTH BUSINESSES

 Gilmore Homes  Gilmore Loans, LLC, a proptech and fintech emerging growth company will own the following businesses, which are our subsidiaries, a part of our Regulation A, 1 A, Tier 2 Offerings.

 All or our Members under our Regulation A Offering who buy Interests (Shares) in the Company via its Offering will own and participate in the below subsidiaries and emerging growth businesses, which are divisions of our company GH GL, LLC, and the
 Michael L. Gilmore Development Co., and profits, revenues and interests will be distribute according to the purchases and percentages of interests bought in the company and offering.

 The following company subsidiaries and emerging growth businesses do not indicate when and where they will be built or in order of development preference or location to be built. In case of a successful $20,000,000 to $50,000,000 Capital Raise via our Regulation A,
 Tier 2 Offering,  95% of these subsidiaries will occupy GILMORE TOWER in Atlanta, Georgia, which the capital raised will be used to leverage debt of $200,000,000 (less or more) to build the 50 Story, mixed use development high rise. Thus, a successful, capital equity raise will indicate what and when to build and give us the resources to build and develop.

                                           PROJECT TO BE BUILT: MALL OF ATLANTA @ GILMORE TOWER
                           Company Owned Stores & Restaurants / Divisions & Subsidiaries  Atlanta, Georgia
                                     The Umbrella Companies of GILMORE HOMES  GILMORE LOANS, LLC

 NOTE: This may be our 1st or major project built pending on a successful raise besides homes and apartments. Most are real estate commercial businesses and projects, and real estate related.

 Anchor Department Stores

 GILMO GILMONI Department Store                                                                              10,000 sf
 GENTELMEN, PREPS & YUPPIES Department Store                                                                     10,000 sf
 GILMOUR MICAL Department Store                                                                                   10,000 sf
 LORD, JULY & CHRISTMAS Department Store                                                                         10,000 sf

                                                                                                       Total: 40,000 sf
 Arcadia and Amusements

 MALL OF ATLANTA @ GILMORE TOWER  Indoor Amusement Park                                                             6,000 sf
 MALL OF ATLANTA @ GILMORE TOWER  Arcadia                                                                       2,000 sf
 MALL OF ATLANTA @ GILMORE TOWER  Ice Skating Rink                                                               6,000 sf
 BOWLING BYSTANDERS Bowling Alley                                                                                   3,000 sf
                                                                                                       Total: 17,000 sf

Gilmore | 60

 Automobile Rental

 RENT A GIZMO LUXURY Nationwide Car Rental                                                                       1,500 sf
                                                                                                             Total: 1,500 sf

 Apparel  Men

 GIL & FERG BROTHERS Clothiers                                                                        1,500 sf
 CLAUDE JACKSON Big & Tall                                                                              1,500 sf
 BERT, JAMES, TIMOTHY & MICHAEL Men Store                                                                   1,500 sf
                                                                                                    Total:  4,500 sf

 Apparel  Women

 THE PAMPERED WOMAN                                                                                       1,500 sf
 THE PAMPERED WOMAN PLUS                                                                               1,500 sf
 MISSISSIPPI BELLE Lingerie                                                                              1,500 sf
 RUBY & RUTH Women Store                                                                              1,500 sf
                                                                                                    Total:  6,000 sf

 Apparel  Men & Women

 URBAN SWAG COUTURE                                                                                  1,500 sf
 UTIMO, UTIMONI Jeans & T-Shirts                                                                         1,500 sf
 MOODY & MAYFIELD Clothiers                                                                             1,500 sf
 THE SPORTS ELITEST Athletic Wear                                                                          1,500 sf
 THE AMERICAN ATHLETE  / THE PHENOMINAL ATHLETE                                                       1,500 sf
                                                                                                      Total: 7,500 sf

 Apparel  Children & Teens

 TEEN GEEKS                                                                                                  1,500 sf
 SILVER SPOONS & TRUST FUNDS Children Apparel                                                             1,500 sf
 ASHLEY NICOLE Clothiers                                                                                  1,500 sf
 SPOIL BRATS                                                                                                 1,500 sf
                                                                                                     Total: 6,000 sf

 Accessories

 THE BAG LADY Accessories                                                                                1,500 sf
 PAMPERED GIRL                                                                                              1,500 sf
                                                                                                     Total: 3,000 sf

Gilmore | 61

 Appliances, Electronics, Food, Decor & Furniture, General

 GIL*MART                                                                                                    6,000 sf
                                                                                                      Total:  6,000 sf

 Audio, Video, Music, Records & Games

 DISC JOCKEY Compact Discs Store                                                                             1,500 sf
 GILMORE RECORDS & RECORDING STUDIO                                                                           1,500 sf
 LETS TRADE GAMES / HE GOT GAME Shop                                                                        1,500 sf
 GAMES & SNEAKS                                                                                                    1,500 sf
 IGITS, ISICS & IGITALS HiTech Store                                                                           1,500 sf
 MUSICWAVE                                                                                                      1,500 sf
 RECORDWAVE                                                                                                    1,500 sf
 VIDEOWAVE                                                                                                         1,500 sf
                                                                                                    Total: 12,000 sf

 Banks & Financial Services (Banks and Credit Unions Not Part of Regulation A)

 BANK OF ATLANTA / BANK OF ATLANTA CREDIT UNION                                                               2,500 sf
 MICASU, GILMORE & WUNG Bank                                                                                       2,500 sf
 MALL OF ATLANTA  OUTLETS / GILMORE TOWER Visa / MasterCard services and GILMO GILMONI, MICAL GILMOUR, LORD, JULY& CHRISTMAS, GENTLEMEN, PREPS & YUPPIES Department Stores  Visa/MasterCard,
 Store Charge Cards (Private Label)
 (Mall Office Space in Tower)                                                                               2,500 sf
                                                                                                            Total: 7,500 sf

 Bakery, Candies and Cookies

 THE SWEET TOOTH / MY SWEET CRAVE Candy Shop                                                                      1,500 sf
 CHOCOLATE CRAVINGS Chocolatiers                                                                             1,500 sf
                                                                                                         Total: 3,000 sf

 Beauty & Barber Services

 SWAG BOYS Barber Shop                                                                                         1,500 sf
 ATLANTA A&T UNIVERSITY College of Cosmetology                                                                     3,500 sf
 WIKAR, GIKAR & MIKAR Salon                                                                                   1,500 sf

                                                                                                      Total: 6,500 sf
 Beauty Supply Store

 BEAUTYWAVE                                                                                                     1,500 sf
                                                                                                      Total:  1,500 sf

Gilmore | 62

 Bride, Groom, Prom & Formalwear

 BERT & RUBY Bridal                                                                                             1,500 sf
 BARRACK & MICHELLE Formalwear                                                                                    1,500 sf
                                                                                                       Total: 3,000 sf

 Books

 BOOK BRAINS & BOOK SMART                                                                                        1,500 sf
                                                                                                       Total: 1,500 sf

 Brims, Caps & Hats

 SWAG HEADS                                                                                                     1,500 sf
 ATLANTA & HARLEM RENAISSANCE DEBONAIRS                                                                            1,500 sf
                                                                                                        Total: 3,000 sf

 Cinema & Movie Theater

 G CINEMA                                                                                                          5,000 sf
 MLG Theaters                                                                                                    5,000 sf
                                                                                                           Total: 10,000 sf

 Cellphones

 CELLULARWAVE                                                                                                 1,500 sf
                                                                                                       Total: 1,500 sf

 Cleaners

 GILMORE TOWER / MICAL GILMOUR HOTEL / MALL OF ATLANTA CLEANERS                                                 1,500 sf
                                                                                                           Total:  1,500 sf

 Computers

 GILMORE MILLENNIUM 21 Brand Computers                                                                      1,500 sf
 COMPUTERWAVE Computer Store                                                                                      1,500 sf
                                                                                                          Total: 3,000 sf

Gilmore | 63

 Copy, Photo, Print & Camera

 COPYWAVE Copier                                                                                             1,500 sf
 PHOTOWAVE Photo Store                                                                                             1,500 sf
 PRINTWAVE Print Shop                                                                                           1,500 sf
 THE SMILE SHOP Camera Store                                                                                       1,500 sf
                                                                                                      Total: 6,000 sf

 Cosmetics & Fragrances

 SPOILED GIRLS & FRESH BOYS Fragrances                                                                           1,500 sf
 GLAM squad, GLITS squad & GENTS squad Cosmetics                                                             1,500 sf
                                                                                                           Total: 3,000 sf

 Diamonds & Jewelry

 GILMORE, JACKSON, JONES & MILLER Jewelers                                                                    1,500 sf
                                                                                                         Total: 1,500 sf

 Dollar Store

 CAN YOU SPARE A DOLLAR? $1.00 Stores                                                                         2,500 sf
                                                                                                            Total: 2,500 sf

 Entertainment & Tickets

 MALL OF ATLANTA PERFORMING ARTS CENTER                                                                    1,000 Seats
 TICKETBOY Ticket Office
 MALL OF ATLANTA / GILMORE TOWER  / MICAL GILMOUR HOTEL  VALET

 Entertainment, Valet & Mall Parking

 $5.00 Everyday Parking Garages (Hotel, Shopping Center, Apartments, Condos, Office, Public)
 $5.00 Day of Concerts and Events & after 5:00 pm
 $20.00 Valet

Gilmore | 64

 Food & Beverage, Restaurants

 SIPPI Ice Cream, Yogurt & Smoothies                                                                          1,500 sf
 TASTE OF ATLANTA Buffet Restaurant                                                                          2,000 sf
 LEE WUNG BRUCE Chinese Fastfood                                                                          1,500 sf
 BLUE CHEESE & HOT WINGS Fastfood                                                                            1,500 sf
 AMERICAN ITALIAN PIZZERIA & BUFFET                                                                             2,000 sf
 ATLANTA SOUTHERN FRIED CHICKEN Fastfood                                                                  1,500 sf
 SANDWHICHES MATTER                                                                                        1,500 sf
 SNACKS EXPRESS Convenience Store                                                                              1,500 sf
 BURGER ATTACK Fastfood                                                                                      1,500 sf
 CUP OF TEA Fine Dining Restaurant (Atop MG Hotel)                                                              2,500 sf
 THE COURTYARD STEAK & SEAFOOD (MG Hotel )                                                                       2,500 sf
 THE BREAKFAST NOOK Restaurant, 24 hrs (MG Hotel )                                                            2,500 sf
 MY BUDDY, BARBEQUE, BEER & SPORTS Restaurant                                                             2,000 sf
                                                                                                        Total: 24,000 sf

 Gifts, Luggage, Leather & Specialty Items

 GIZMOS, GILMOS & GADGETS Gift Store                                                                             1,500 sf
 MICHAEL GILMORE / MG Bags, Leather & Luggage                                                                  1,500 sf
                                                                                                      Total 3,000 sf

 Health & Beauty

 THE SPA @ MG HOTEL & RESIDENCES / GILMORE TOWER
 THE FITNESS CENTER @ MG HOTEL & RESIDENCES / GILMORE TOWER
 THE INDOOR & OUTDOOR SWIMMING POOL @ MG HOTEL & RESIDENCES / GILMORE TOWER
 THE BAR @ MG HOTEL & RESIDENCES / GILMORE TOWER
 THE BASKETBALL COURT @ MG HOTEL & RESIDENCES / GILMORE TOWER

 Hotel & Leisure / Residential Tower

 THE MICAL GILMOUR HOTEL & RESIDENCES @ GILMORE TOWER
 ROLLS ROYCE Services, Valet, Indoor & Outdoor Pool, Spa, Fitness Center, Business Center, Room Service, Restaurants, etc.

 Shoes  Men

 FOOTWAVE                                                                                                1,500 sf
 GILMO                                                                                                          1,500 sf
                                                                                                      Total: 3,000 sf

Gilmore | 65

 Shoes  Women

 LADY FOOTWAVE                                                                                                  1,500 sf
 THE GOLDEN SLIPPER                                                                                        1,500 sf
                                                                                                   Total: 3,000 sf

 Shoes  Men & Women

 MIKEMO GILKEMO Shoes                                                                                    1,500 sf
                                                                                                    Total: 1,500 sf

 Shoes  Kids & Children

 KIDS FOOTWAVE                                                                                             1,500 sf

                                                                                                  Total: 1,500 sf
 Toys

 BANKHEAD & BUCKHEAD Toys                                                                                   1,500 sf
                                                                                                 Total:  1,500 sf

 Partial, REAL ESTATE DEVELOPMENTS & REAL ESTATE RELATED PROJECTS

 GILMORE HOMES                                        (Single Family Homes)                                Up to 1,000 sf
 GILMORE SUBDIVISIONS                          (Subdivisions, For Sale and For Rent)
                                               (Prices $99,900 Homes and $999 leases)                    Up to 1,000 sf

 GILMORE APARTMENT HOMES                            (Multifamily Apartments)                               Up to 1,000 sf
                           (Affordable, Market Rate, Shared, Co Living and Workforce Housing Stocks)

 GILMORE TOWER                                       Residential & Commercial
                                             (Mixed use low rise, midrise and high rise)

 LAND ACQUISITIONS                     Purchases of raw lands in Atlanta & around the U.S.

 GILMORE LOANS, LLC.                         (Our Visa & MasterCard, Private Label Brands)
                           (Credit and charge cards will be our first real estate financial services product)
                 The cards will serve our Members as well as the Public, for staying at hotel & shopping at mall.

Gilmore | 66

                                                  SUMMARY OF OPERATING AGREEMENT

       The Operating Agreement, in the form attached hereto as Exhibit C is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company: GH GL, LLC. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and very limited / synopsis summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating
 Agreement.

 Profits and Losses

       Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all loses shall be allocated in accordance to each Members respective Percentage
 Interest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated in accordance with actual distributions of
 Preferred Returns, and then Profits shall be allocated 50% to the Members (in proportion to their respective Percentage Interests) and 50%
 to the Manager.

 Operating Cash Distributions

       Except as provided elsewhere in the Operating Agreement, Operating Cash Flow of the Company shall be distributed to the Members monthly, so long as the Manager determines it is available for distribution, in the following order:

 First, to the Members, pro rata in accordance with their percentage interests in the Company 9as defined in the Operating Agreement
 Percentage Interests), until all Members have received a cumulative, non-compounded preferred return of 10% per annum on their Capital
 Contributions.

 Second, fifty percent (50%) to the Members in proportion to their respective Percentage Interests, and fifty percent (50%) to the Manager and
 CEO.

Gilmore | 67

 Voting Rights of the Members

       The members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

       Admission of Additional Members: Upon the Company obtaining Capital Contributions of $50,000,000, the Manager shall not admit any person as a Member, other than as a substituted Member, without the consent of the Manager and the Members holding all of the interests.

       Removal for Cause:  The Members, by an affirmative vote of more than 75% of the Class Interests entitled to vote, shall have the right to remove the Manager at any time solely for cause. For purposes of the Operating Agreement, removal of the Manager for cause shall mean removal due to the:

 (i) conviction or civil judgment for gross negligence or fraud of the Manager,

 (ii) conviction or civil judgment for willful misconduct or willful breach of this Operating Agreement by the Manager,

 (iii) bankruptcy or insolvency of the Manager,

 (iv) misappropriate of funds, failing to disclose the true and accuracy of profits and losses, and/or

  (v) a conviction of a financial or corporate felony by Michael L. Gilmore or Michael Gilmore, (the same person, different name abbreviations).

 If the Manager or an Affiliate owns any Class A Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

       Vacancy of Manager: Any vacancy caused by the removal of the Manager shall be filled by the affirmative vote of the Members holding a majority of the Class A Interests at a special meeting called for that purpose.

       Dissolution of the Company:  The Members holding 75% of the Class A Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Operating Agreement.

Gilmore | 68

       Change to Member Distribution Structure:  Any proposed change to the Member distribution structure will require approval by Members holding 100% of the Company. A non response by a Member shall be deemed a vote that is consistent with the Managers recommendation with respect to any proposal.

       Amendment of Operating Agreement: The Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the Class A Interests; provided, however,
 That: (i) an amendment or modification reducing a Members allocation or share of distributions (other than to reflect changes otherwise provided by the Operating Agreement) is effective only with that Members consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Operating Agreement is effective only with the consent or vote specified in the Operating Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Member is effective only with that Members consent. The Operating Agreement may be amended by the Managers without the consent of the Members; (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the Manager and/or Members.

       The Class A Interests are not limited or qualified by the rights of the holders of the Class B Interests on those matters in which the Class A Members have a right to vote.

 Death, Disability, Incompetency or Bankruptcy of a Member

       In the event of death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall become disassociated. Immediately on mailing a notice of Disassociation sent by the Manager to a Members last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated member. Any successor in Interest who succeeds to a Members Interest by operation of law shall henceforth be known as an Involuntary Transferee.

       Subsequently, the Disassociated Members right to vote or participate in management decisions will be automatically terminated.
 A Disassociated Member (or its legal successor) will continue to receive only the Disassociated Members Economic Interest in the Company,
 unless the Dissociated Member and/or Involuntary Transferee elects to sell its Interest to the Manager or Memberss

Gilmore | 69

 (Purchasing Member) or to a third party buyer (Voluntary Transferee) according to procedures in the Operating Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the Manager as a Substitute Member.

 Limits on Managers Liability; Indemnification

       The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager
 (including attorney fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manger pursuant to the Operating Agreement.

 Other Activities of Manager: Affiliates

       The manager need not devote its full time to the Company business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company affairs in an efficient manager. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, although such underpinnings will be limited and rare. We will concentrate more on our developments, businesses, projects and real estate related transactions outlined in this agreement, circular and operations. The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

 Transfer of Interests

       A member may assign his or her (its) Interests only and only if certain conditions set forth in the Operating Agreement are satisfied.
 Except as otherwise consented by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all terms of the Operating Agreement.

Gilmore | 70

 In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the
 Managers consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorney fees, incurred by the Company in connection with the assignment.

 Withdrawal and Redemption Policy

       No Member may withdraw within the first 12 months of a Members admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company (then) available cash flow, financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 5.0% of the value of the assets of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

       Members may submit a written request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a member of the Company for a period of at least (12) months; and (b) the
 Member provides the Company with a written request for a return of capital at least ninety (90) days prior to such withdrawal
 (Withdrawal Request).

       The Company will not establish a reserve from which to fund withdrawals of Members capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (Cash Available for Withdrawals) only after:
 (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this
 Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company investment in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

       If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all
 Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash
 Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts

Gilmore | 71

 being withdrawn as set forth in the Withdrawal Request.

       Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying withdrawal requests from any other
 Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the
 Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of
 Labor plan asset regulations.

 Exit Strategies

       The Manager does not have an exit strategy currently, as it intends to operate the Company in perpetuity. Members should view investing in the Company and its projects as a long term investment with the ability to withdraw only within the policies outlined herein.

 Dissolution of the Company, Liquidation and Distribution of Assets

       The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) the vote of the Members holding an aggregate Percentage
 Interest of more than 75%, or (iii) the Manager ceases to be a Manager of the Company and a Majority of Interest of the Members elect not to continue the business of the Company.

 Power of Attorney

       By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney in fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

 Accounting Records and Reports

       The Company shall engage an independent certified public accountant or accounting firm, at the discretion of the Manager, to act as the accountant for the Company and to audit the Company books and accounts as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each
 Member and to each former Member who withdrew during such fiscal year, (i) audited financial statements of the Company as of the end, and for each fiscal year, including balance sheet and statement of income, together with the report thereon of the Company independent certified public accountant or accounting firm, (ii) a state of Properties and Developments of the Company, including

Gilmore | 72

 the cost of such Properties, (iii) a Schedule K1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Members distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Members Capital Account at the end of such fiscal year, and (iv) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

       As soon as practicable and after the end of each of the first three quarters of each fiscal year, but in no event later than 45 days following the end of each such quarter, the Manager shall prepare and email, mail or make available on its secure forthcoming website, to each Member (i) the Company unaudited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the Properties and developments of the Company, including the cost of all Properties, and (iii) a report reviewing the Company activities and business strategies for such quarter and an update of such Members capital account. The Manager shall cause the Company quarterly reports to be prepared in accordance with GAAP.

       On a bi annual basis, to be determined at the discretion of the Manager, the Manager shall provide the Members with a valuation of all Properties held by the Company (the GP Valuation). This annual GP Valuation will be provided by either an independent, third party valuation firm, to be hired at the sole discretion of the Manager, or another methodology as deemed appropriate by the Manager.

                                                               LEGAL PROCEEDINGS

       The company Gilmore Homes  Gilmore Loans, LLC may from time to time be involved in routine legal matters incidental to our business;
 however, at this point in time, we are currently not involved in any litigation nor are we aware of any threatened or impending litigation.

                                                             OFFERING PRICE FACTORS

       Our offering price is arbitrary with no relation to the value of the company. This offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

       If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the
 Class A Interests outstanding.

       If the minimum amount of the Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the
 Class A Interests outstanding.

Gilmore | 73

       The Manager believes that for the maximum amount of Class A Interests, the price per Interests value will be $50.00 per Interests, for a total of $50,000,000 (fifty million).

       The Manager believes that for the minimum amount of Class A Interests, the price per
 Interests value will be $50.00 per Interests, for a total of $100,000 (One Hundred Thousand).

                                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

  The following table sets forth information as of the date of this Offering.
                                                                                          Percent                     Percent
                                                                                           Before                      After
 Title of Class                 Name of Beneficial                                         Offering                    Offering
                                     Owner
 Class B Interests Gilmore Homes   Gilmore Loans, LLC (1: Manager/Owner)             100%                100%
 Class A Interests Gilmore Homes   Gilmore Loans, LLC                              0%                         0%
                 TOTAL                                                             100%                100%

       Michael Gilmore, our Chief Executive Officer and Chief Financial Officer has dispositive control over the Class B Interests that will be owned by our Manager, Gilmore Homes  Gilmore Loans, LLC. No entity or Member currently owns any Class A Interests in the Company.
 Class A Interests are being sold through this Offering. Upon sale, the Class A Interests will maintain a 50% interest in the Company overall and Class B Interests will maintain a 50% interest in the Company overall.

       Beneficial Ownership means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for the purposes of this table, a person is deemed, as of any date, to have beneficial ownership of any security that such person has the right to acquire within 60 days from the date of this Offering.

                               DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

 The Principal of the Manager of the Company is as follows:

 Name                              Age                          Title(s)

 Michael L. Gilmore                52           Chief Executive Officer, Chief Financial Officer,
                                                Chief Operations Officer & Chief Technology Officer

Gilmore | 74

 Duties, Responsibilities and Experience

       The following individual is the decision maker of Gilmore Homes  Gilmore Loans, LLC which is the Manager of the Company.
 All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage and control the Company to the best of his ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things in development, technology, real estate and financial services as a proptech and fintech emerging growth company that the Manager shall deem fit to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

       The principal brief dossier of the Manager is as follows:

       Michael L. Gilmore was born in Hattiesburg, Mississippi and educated in the local, public schools system graduating Hattiesburg High
 School (Blair Center) with a high school diploma. After high school, he attended Texas Southern University in Houston, Texas majoring in
 Business Administration. Further higher education experiences include matriculating at Morris Brown College in Atlanta, Georgia, Jackson State
 University in Jackson, Mississippi, Liberty University in Virginia (Online), Grand Canyon University (Online) in Arizona and Clark Atlanta
 University (Ph.D. studies). Mr. Gilmore later went on to graduate with a Bachelor of Arts (B.A.) in English from Morehouse College in
 Atlanta, Georgia, a Master of Education (M.Ed) in English, and a Specialist of Education (Ed.S.) in Higher Education Administration from
 William Carey University in Hattiesburg, Mississippi.

       From his humble roots of working a summer job with the City of Hattiesburg to founding Gilmore Homes  Gilmore Loans LLC, which he is the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Technology Officer, Mr. Gilmore will lead the
 Company to new heights with our Offering stakeholders. In 2003, Mr. Gilmore founded the Hattiesburg University Foundation Atlanta, a 501(c)(3),
 non profit, tax exempt charity whose mission is to Serve humanity through human philanthropy via impacting the benchmarks of education, affordable housing, community and economic development. Mr. Gilmore currently serves as its Executive Director since inception with the Board of Directors voting with much confidence his leadership, which he served from 2003 to 2019 currently. Mr. Gilmore also pinned two academia books, published by Primis-McGraw Hill.

       Recognizing that entrepreneurism is an important benchmark in ones life, Mr. Gilmore went on to found 85 other companies
 (See Subsidiaries and Growth Businesses) on paper.  Those companies will be brought to fruition through this Offering in creating businesses, opportunities, and jobs for the communities, where the developments will take place, propelling our company as an emerging growth business in real estate, technology and financial services.

Gilmore | 75

                                                  EXECUTIVE COMPENSATION

 The following table set forth the cash compensation of the Manager:

 Name and Position            Year         Salary     Bonus     Option Awards        All Other Compensation

 Michael L. Gilmore,          2015           $0         $0            $0             100% of Class B Interests
 Manager                     to 2019         $0         $0            $0             100% of Class B Interests

       For organizing, managing and developing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company Gilmore Homes  Gilmore Loans, LLC will be awarded 100% of the Class B
 Interests in our Company.

       The Manager shall also receive 50% of distributions available after the Members have received their Preferred Return, annualized and paid quarterly. The Manager does not receive a direct salary or direct compensation. The Manager shall be paid a 10% fee from the
 Capital Raises which can run from $10,000 (10% of the $100,000 raise minimum) up to $5,000,000 (10% of the $50,000,000 raise maximum), if and only if when the Manager / Asset Manager start producing and creating developments, projects and businesses. The Manager compensation is performance based. If nothing is created out of the $100,000 raised, then the Manager will not receive the $10,000 and likewise for the
 $5,000,000 out of $50,000,000. Moreover, the Manager is responsible for hiring and paying employees, third party vendors, etc., where applicable and feasible out of his 10% asset fee / executive compensation. 90% of the capital raised shall go to designing, developing and distributing development projects, purchasing land, building commercial and residential real estate, creating businesses, and distribution of cash and capital to its Members as outlined and lamented throughout this Circular Offering.

 Employment Agreements

       There are no current employment agreements or current intentions to enter into any employment agreements.

 Future Compensation

       The principal of our Manager has agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager will receive Class B Interests in exchange for services related to this Offering and the management of the Company. Future Compensation of the manager shall not surpassed 10% of the capital raised, revenues generated, etc. 10% is way more than enough to ensure livelihood.

Gilmore | 76

 Transfer Agent

       Although one is not currently chosen at this time, our Company intends to enlist the services of a firm, as both our transfer agent and escrow agent. As of May 27, 2019, we are currently researching and soliciting such firms to undertake. Fund America might be a possibility.

                                  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 The Company utilizes home office space for operations, which is no cost to the Company. Personal income of the Manager pays for the home office residence, and the office services provided are without charge to the Company and Manager. Such costs are immaterial to the financial statements and this Circular, and accordingly, have not been reflected.

       As noted, the Company is to issue 100% of the class B Interests to our Manager. The Manager is controlled by Michael Gilmore.
 Michael Gilmore is the manager of the Manager. We do not know the approximate value of the Class B Interests at the time of this Offering until later given. Thus, the Manager shall receive the following fees and compensation as in Table.

 Phase of Operation                        Basis for Fee                            Amount of Fee

 Acquisition Fee                            Fees charged to the                              $0; Manager shall NOT
                                           Company as properties                           receive an acquisition fee.
                                           are built and develop

 Asset Management Fee                       Fees charged to the                              10% of the total amount
                                          Company for management,                           the Company raises and
                                          investments and assets                            invests. 90% goes to
                                                                                            company & stakeholders.
                                                                                              Fees paid monthly.

 Developer Fee                              Fees charged to the                               $0; Manager shall NOT
                                          Company on an ongoing                             receive a developers fee.
                                         basis for the management                           Part of Managers job is
                                        and development of specific                          performance based. He
                                         properties and businesses                           shall be compensated
                                                                                            out of the 10% Asset fee.

 Company Management Fee                   Fees charged to the Company                          Profit Sharing of 50%
                                        for Mgmt. & Profits of the firm                         split; after Members
                                                                                                  Preferred Returns

Gilmore | 77

                                            SELECTION, MANAGEMENT AND CUSTODY OF COMPANY INVESTMENTS

       Our Company Gilmore Homes  Gilmore Loans, LLC will typically engage a 3rd party property manager to manage our development properties and selectively hiring qualified managers to run and operate our growth businesses as outlined herein this Offering. Generally, management costs will be a percentage of gross revenues no to exceed 10%.

                                                        LIMITATIONS OF LIABILITY

 As permitted by Georgia law, our Operating Agreement provides:

 * we will indemnify our Manager to the fullest extent permitted by law;

 * we may indemnify our other employees and other agents to the same extent we indemnify our Manager; and

 * we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an under-
   taking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

                                                    INTERESTS OF NAME EXPERTS AND COUNSEL

       No expert or counsel has been retained nor named in this Offering as having prepared or certified any part of this Offering or have given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests, nor was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect,  in the registrant or any of its parent(s) or subsidiaries. Nor was any such person connected with the registrant or any of subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.
 Note: Legal opinion, audits, consent and escrow agreement to be filed by amendment.

       Our Company shall engage and retain, when financial resources allow and we are able to pay, legal services relating to this Form 1 A, and/or Offering, where applicable and feasible. Because of Mr. Gilmore previous experience submitting a Regulation 506 D offering and qualified thereunto by the SEC with approval via the Michael L. Gilmore Development Co., and experience filing with the IRS, he is submitting and preparing this document accordingly.

Gilmore | 78

                                                     GILMORE HOMES  GILMORE LOANS, LLC
                                                 A Georgia Domestic Limited Liability Company
                                      Interim Financial Statements (Unaudited) and Self UnAudit Reports
                            Ending: December 31, 2015; December 31, 2016; December 31, 2017; December 31, 2018;
                             and from January 1, 2019 to May 24, 2019, as Prepared for this Regulation A, Tier 2.

                                                    Gilmore Homes  Gilmore Loans, LLC

                                                           TABLE OF CONTENTS

                                                                                                                Pages
 SELF UNAUDITED REPORT                                                                                                  84

 INTERIM FINANCIAL STATEMENTS FOR THE PERIODS FROM DECEMBER 2015
 (INCEPTION) TO  DECEMBER 31, 2015; JANUARY 1,2016 TO DECEMBER 31, 2016; JANUARY 1, 2017 TO DECEMBER 31,2017;
 JANUARY 1, 2018 TO DECEMBER 31, 2018, AND JANUARY 1, 2019 UP TO MAY 24, 2019 (UNAUDITED)

 Balance Sheet  Unaudited                                                                                          87

 Statement of Operations  Unaudited                                                                                  92

 Statement of Changes in Members Equity  Unaudited                                                                97

 Statement of Cash Flows  Unaudited                                                                                  102

 Notes to Interim Financial Statements  Unaudited                                                                   107

Gilmore | 79

 To the Stakeholders and Board of Directors
 Gilmore Homes  Gilmore Loans, LLC
 Atlanta, Georgia

 To the Security and Exchange Commission (SEC)
 Washington, D.C.

 SELF UNAUDITED REPORT

 NOTE: Per Regulation A, Tier II, Interim Financial Statements allowed to be unaudited.

 Report on the Financial Statements

 The Manager, Chief Executive Officer, Chief Operations Officer and Chief Financial Officer (as one) is submitting this unaudited report appertaining to the interim financial statements (unaudited), as allowed, Per Regulation A, Tier II, regarding Gilmore Homes  Gilmore Loans,
 LLC, which comprise the balance sheets as of December 31, 2015 up to May 20, 2019, and the related statements of operations, changes in members equity ($0) and cash flows for the period from December 10, 2015 (inception) to December 31, 2019, and currently from January 1, 2019 to May 24, 2019, and the related notes to the interim financial statements.

 Management Responsibility for the Financial Statements

 Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial documents that are free from material misstatement, whether due to fraud or error.

 Self Acting Non Auditor Unaudited Reports Responsibility

 As a self acting non auditor (which interim financial statements are allowed to be unaudited, per Regulation A rules, standards and procedures),
 I am expressing an opinion on these interim financial statements based on an unaudit. This unaudit, which was conducted in accordance with auditing standards generally accepted in the United States of America juxtaposed my experience with a previous filing with the SEC via a
 506 Regulation D via Michael L. Gilmore Development Co., my experience and reporting requirements annually to the Internal Revenue
 Service (IRS) regarding my community 501(c)(3) non profit charity, and the overall general rules of such unaudited reports and interim financial statements, I have prepared this un-audit and followed the standards required for planning and performing such un audits and reports reasonable assurance about whether the interim financial statements are free from material misstatements.

Gilmore | 80

 Moreover, an unaudit also involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements.
 The procedures selected depend on the self auditor judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the self auditor considers internal control relevant to the entity preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity internal control.

 Accordingly, I express no such opinion. A self unaudit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management such as myself, as well as evaluating the overall presentation of the financial statements. THUS, I believe that this self audit evidence expressed, written and obtained herein this Offering Circular pursuant to Regulation A, Tier II allowing Unaudited Interim Financial Statements, which is therefore submitted herein to the United States
 Security Exchange (SEC) is sufficient and appropriate to provide a basis for this self audit opinion.

                                                         Gilmore Homes  Gilmore Loans, LLC
                                               Michael L Gilmore Development Co / Attn: Michael Gilmore
                                                          5401 Old National Highway, #419
                                                               Atlanta, Georgia 30349
                                                              Telephone: 601.582.1851
                                                    Email(s): michael_gilmore2001@yahoo.com
                                                               mlgilmorecompany@gmail.com
                                                            www.gilmorehomes.wix.com/atlanta

Gilmore | 81

 Opinion

 In my opinion, the interim financial statements referred to above present fairly, in all material respects, the financial position of
 Gilmore Homes  Gilmore Loans, LLC as of December 31, FY 2015 ending; FY 2016 ending December 31, 2016; FY 2017 ending December 31, 2017;
 FY 2018 ending December 31, 2018; and current FY 2019 from January 1, 2019 up to May 24, 2019, and the results of its operations and its cash flows for the periods herein from July 10, 2015 (inception) to May 24, 2019, in accordance with accounting principles generally accepted in the United States of America.

 Emphasis of Matter Regarding Going Concern

 In a matter of implementing such an ambitious Regulation A, Tier II Offering and Crowdfund, the accompanying financial statements have been prepared and submitted assuming that the Company Gilmore Homes  Gilmore Loans, LLC will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company ability to continue as a going concern.
 Management plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the Outcome of this uncertainty. My self opinion is not modified with respect to this matter.

 /s/ GH-GL, LLC
 Atlanta, Georgia
 May 24, 2019

                                                         Gilmore Homes  Gilmore Loans, LLC
                                       By Michael L. Gilmore, Chief Executive Officer & Chief Financial Officer
                                                          5401 Old National Highway, #419
                                                                Atlanta, Georgia 30349
                                                              Telephone: 601.582.1851
                                                       Email(s): michael_gilmore2001@yahoo.com
                                                                mlgilmorecompany@gmail.com
                                                            www.gilmorehomes.wix.com/atlanta

Gilmore | 82

 Gilmore Homes  Gilmore Loans, LLC
 BALANCE SHEET
 As of December 31, 2015 (Inception)
 ASSETS
  Current Assets:
     Deferred offerings costs                                                                                       $       0.00
         Total Current Assets                                                                                   ________________

 TOTAL ASSETS                                                                                                      $       0.00
                                                                                                                      _______________
 LIABILITIES AND MEMBERS EQUITY
 Liabilities:
   Current Liabilities:
     None                                                                                                       $       0.00
       Total Liabilities                                                                                                   0.00
                                                                                                                      ________________
 Members Equity (Deficit):
                                                                                                                      ________________

 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                             $       0.00
                                                                                                                      ________________

                  See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                        Interim (Unaudited)
 ______________________________________________________________________________________________________________________________________

Gilmore | 83

 Gilmore Homes  Gilmore Loans, LLC
 BALANCE SHEET
 As of December 31, 2016
 ASSETS
  Current Assets:
     Deferred offerings costs                                                                                        $        0.00
         Total Current Assets                                                                                    _________________

 TOTAL ASSETS                                                                                                  $        0.00
                                                                                                                    _________________
 LIABILITIES AND MEMBERS EQUITY
 Liabilities:
   Current Liabilities:
     None                                                                                                            $         0.00
       Total Liabilities                                                                                                   0.00
                                                                                                                     _________________
 Members Equity (Deficit):
                                                                                                                     _________________
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                             $          0.00
                                                                                                                     _________________

                       See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                               Interim (Unaudited)
 ______________________________________________________________________________________________________________________________________

Gilmore | 84

 Gilmore Homes  Gilmore Loans, LLC
 BALANCE SHEET
 As of December 31, 2017
 ASSETS
  Current Assets:
     Deferred offerings costs                                                                                   $        0.00
         Total Current Assets                                                                                      ________________

 TOTAL ASSETS                                                                                                    $         0.00
                                                                                                                      ________________
 LIABILITIES AND MEMBERS EQUITY
 Liabilities:
   Current Liabilities:
     None                                                                                                           $          0.00
       Total Liabilities                                                                                                     0.00
                                                                                                                      _________________
 Members Equity (Deficit):
                                                                                                                      _________________
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                            $         0.00
                                                                                                                      _________________

                See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                          Interim (Unaudited)
 ________________________________________________________________________________________________________________________________________

Gilmore | 85

 Gilmore Homes  Gilmore Loans, LLC
 BALANCE SHEET
 As of December 31, 2018
 ASSETS
  Current Assets:
     Deferred offerings costs                                                                                          $         0.00
         Total Current Assets                                                                                      ________________

 TOTAL ASSETS                                                                                                        $         0.00
                                                                                                                        ________________
 LIABILITIES AND MEMBERS EQUITY
 Liabilities:
   Current Liabilities:
     None                                                                                                          $          0.00
       Total Liabilities                                                                                                           0.00
                                                                                                                        _________________
 Members Equity (Deficit):
                                                                                                                        _________________
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                               $           0.00

                      See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                           Interim (Unaudited)
 _________________________________________________________________________________________________________________________________________

Gilmore | 86

 Gilmore Homes  Gilmore Loans, LLC
 BALANCE SHEET
 As of May 24, 2019
 ASSETS
  Current Assets:
     Deferred offerings costs                                                                                        $        0.00
         Total Current Assets                                                                                          ______________

 TOTAL ASSETS                                                                                                            $         0.00
                                                                                                                         ______________
 LIABILITIES AND MEMBERS EQUITY
 Liabilities:
   Current Liabilities:
     None                                                                                                           $        0.00
       Total Liabilities                                                                                                           0.00
                                                                                                                          ______________
 Members Equity (Deficit):
                                                                                                                          ______________
 TOTAL LIABILITIES AND MEMBERS EQUITY                                                                                   $         0.00

                    See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                           Interim (Unaudited)
 _________________________________________________________________________________________________________________________________________

Gilmore | 87

 Gilmore Homes Gilmore Loans, LLC
 STATEMENT OF OPERATIONS
 For the period from December 10, 2015 (inception) to December 31, 2015
    Net revenues                                   $_____________
     Cost of net revenues                           _____________
               Gross Profit                                           0

 Operating Expenses:
     Professional fees
     Organizational expenses                                    0
         Total Operating Expenses                    _____________

 Net Loss                                         $_____________
                                                          _____________

                    See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                       Interim (Unaudited)
 ________________________________________________________________________________________________________________________________________

 Gilmore | 88

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF OPERATIONS
 For the period from January 1, 2016 to December 31, 2016
    Net revenues                      $_____________
     Cost of net revenues                  _____________
               Gross Profit                             0

 Operating Expenses:
     Professional fees
     Organizational expenses                         0
         Total Operating Expense            _____________

 Net Loss                                   $____________
                                            _____________

                   See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                        Interim (Unaudited)
 ____________________________________________________________________________________________________________________________________

Gilmore | 89

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF OPERATIONS
 For the period from January 1, 2017 to December 31, 2017
    Net revenues                       $____________
     Cost of net revenues                  _____________
               Gross Profit                            0

 Operating Expenses:
     Professional fees
     Organizational expenses                           0
         Total Operating Expenses          _____________

 Net Loss                                  $____________
                                           _____________

                 See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                   Interim (Unaudited)
 ______________________________________________________________________________________________________________________________

Gilmore | 90

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF OPERATIONS
 For the period from January 1, 2018 to December 31, 2018
    Net revenues                           $_____________
     Cost of net revenues                   _____________
               Gross Profit                             0

 Operating Expenses:
     Professional Fees
     Organizational expenses                           0
         Total Operating Expenses           ______________

 Net Loss                                  $______________
                                            ______________

                  See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                   Interim (Unaudited)
 _______________________________________________________________________________________________________________________________

Gilmore | 91

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF OPERATIONS
 For the period from January 1, 2019 to May 24, 2019 (Current)
    Net revenues                        $______________
     Cost of net revenues                   ______________
               Gross Profit                              0

 Operating Expenses:
     Professional fees
     Organizational expenses                         0
         Total Operating Expenses
                                           $______________
 Net Loss
                                     ______________

               See Unaudited Report and accompanying notes, which are an integral part of these financial statements

                                                         Interim (Unaudited)
 _________________________________________________________________________________________________________________________________

Gilmore | 92

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CHANGES IN MEMBERS EQUITY
 For the period from December 10, 2015 (inception) to December 31, 2015

                                         Total Members
                                              Equity
                                       ______________
                                       ______________

 Balance at December 10, 2015 (inception) $_____________
    Net Loss
 Balance at December 31, 2015            $_____________

                 See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                    Interim (Unaudited)
 _________________________________________________________________________________________________________________________________

Gilmore | 93

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CHANGES IN MEMBERS EQUITY
 For the period from January 1, 2016 to December 31, 2016

                              Total Members
                                 Equity
                                    _____________
                                  _____________

 Balance at January 1, 2016         $____________
    Net Loss
 Balance at December 31, 2016       $____________

                See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                  Interim (Unaudited)
 _________________________________________________________________________________________________________________________________

Gilmore | 94

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CHANGES IN MEMBERS EQUITY
 For the period from January 1, 2017 to December 31, 2017

                              Total Members
                                   Equity
                                ______________
                                ______________

 Balance at January 1, 2017     $____________
    Net Loss
 Balance at December 31, 2017   $____________

                See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                    Interim (Unaudited)
 ____________________________________________________________________________________________________________________________________

Gilmore | 95

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CHANGES IN MEMBERS EQUITY
 For the period from January 1, 2018 to December 3, 2018

                         Total  Members
                             Equity
                                 ______________
                                ______________

 Balance at January 1, 2018     $______________
    Net Loss
 Balance at December 31, 2018   $______________

            See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                   Interim (Unaudited)
 _____________________________________________________________________________________________________________________________________

Gilmore | 96

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CHANGES IN MEMBERS EQUITY
 For the period from January 1, 2019 to May 24, 2019 (Current)

                               Total Members
                           Equity
                               ______________
                               ______________

 Balance at January 1, 2019    $_____________
    Net Loss
 Balance at May 24, 2019       $_____________

           See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                 Interim (Unaudited)
 _______________________________________________________________________________________________________________________________________

Gilmore | 97

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CASH FLOWS
 For the period of December 10, 2015 (interim) ended December 31, 2015

 Cash Flows From Operating Activities
     Net Loss                                                    $     -
     Adjustments to reconcile net loss to net cash used in operating activities:
          Changes in operating assets and liabilities:
               (Increase) / Decrease in deferred offering cost   _________
                    Net Cash Used in Operating Activities     _________

 Cash Flows From Financing Activities
     Proceeds from related party advance                    _________
           Net Cash Provided By Financing Activities        _________

 Net Change In Cash

 Cash at Beginning of Period                               ________
 Cash at End of Period                                           $________
                                                              _________

                   See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                           Interim (Unaudited)
 _______________________________________________________________________________________________________________________________

Gilmore | 98

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CASH FLOWS
 For the period of January 1, 2016 ended December 31, 2016

 Cash Flows From Operating Activities
     Net Loss                                                            $
     Adjustments to reconcile net loss to net cash used in operating activities:
          Changes in operating assets and liabilities:
               (Increase) / Decrease in deferred offering costs        _________
                    Net Cash Used in Operating Activities               _________

 Cash Flows From Financing Activities
     Proceeds from related party advance                           _________
           Net Cash Provided By Financing Activities                   _________

 Net Change In Cash

 Cash at Beginning of Period                                             ________
 Cash at End of Period                                                   $________
                                                                     _________

                 See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                        Interim (Unaudited)
 ________________________________________________________________________________________________________________________________________

Gilmore | 99

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CASH FLOWS
 For the period of January 1, 2017 ended December 31, 2017

 Cash Flows From Operating Activities
     Net Loss                                                           $
     Adjustments to reconcile net loss to net cash used in operating activities:
          Changes in operating assets and liabilities:
               (Increase) / Decrease in deferred offering costs        _________
                    Net Cash Used in Operating Activities                _________

 Cash Flows From Financing Activities
     Proceeds from related party advance                           _________
           Net Cash Provided By Financing Activities                  _________

 Net Change In Cash

 Cash at Beginning of Period                                          ________
 Cash at End of Period                                                 $________
                                                                         _________

           See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                     Interim (Unaudited)
 _______________________________________________________________________________________________________________________________

Gilmore | 100

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CASH FLOWS
 For the period of January 1, 2018 ended December 31, 2018

 Cash Flows From Operating Activities
     Net Loss                                                           $
     Adjustments to reconcile net loss to net cash used in operating activities:
          Changes in operating assets and liabilities:
               (Increase) / Decrease in deferred offering costs       _________
                    Net Cash Used in Operating Activities             _________

 Cash Flows From Financing Activities
     Proceeds from related party advance                         _________
           Net Cash Provided By Financing Activities                   _________

 Net Change In Cash

 Cash at Beginning of Period                                        _________
 Cash at End of Period                                           $_________
                                                                     _________

              See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                    Interim (Unaudited)
 _______________________________________________________________________________________________________________________________

Gilmore  | 101

 Gilmore Homes  Gilmore Loans, LLC
 STATEMENT OF CASH FLOWS
 For the period of January 1, 2019 ended May 24, 2019

 Cash Flows From Operating Activities
     Net Loss                                                          $
     Adjustments to reconcile net loss to net cash used in operating activities:
          Changes in operating assets and liabilities:
               (Increase) / Decrease in deferred offering costs       _________
                    Net Cash Used in Operating Activities             _________

 Cash Flows From Financing Activities
     Proceeds from related party advance                                _________
           Net Cash Provided By Financing Activities              _________

 Net Change In Cash

 Cash at Beginning of Period                                        _________
 Cash at End of Period                                                   $_________
                                                                       _________

                             See Unaudited Report and accompanying notes, which are an integral part of these financial statements.

                                                               Interim (Unaudited)
 ____________________________________________________________________________________________________________________________________

Gilmore | 102

 Gilmore Homes  Gilmore Loans, LLC
 NOTES TO FINANCIAL STATEMENTS
 All-inclusive notes from the periods of December 10, 2015 to December 31, 2015 (inception) ended; January 1, 2016 to December 31, 2016 ended;
 January 1, 2017 to December 31, 2018 ended; January 1, 2019 to May 24, 2019 (Current) (Interim) (Unaudited)

 NOTE 1: NATURE OF OPERATIONS

 Gilmore Homes  Gilmore Loans, LLC (the Company) is a domestic limited liability company later organized as such on July 23, 2018, in the
 State of Georgia (Atlanta), but was founded (inception) on December 10, 2015 in Hattiesburg, Mississippi with the IRS awarding the
 Company EIN. The Company then and now is organized as a proptech and fintech emerging growth company incorporating the benchmarks of real estate, technology and financial services in order to design, develop and distribute new, ground up single family homes, multifamily apartments, condominiums, new retail and restaurants businesses (startups), hotels, shopping centers and independent malls, low rises, mid rises and high rises mixed use developments, acquiring raw land, etc.

 As of December 10, 2015 all the way up to May 24, 2019, the Company has not commenced, planned, nor plotted the acquisition of assets such as the aforementioned including operations nor generated any revenues. The Company also does not have any bank accounts, assets or liabilities at the time of the submittal and application of this Regulation A, Tier 2 filing to the SEC. However, after the Offering is qualified, the Company will begin opening a business and savings account, soliciting credit and charge cards (line of new credit), for the purpose of growing Gilmore Homes  Gilmore Loans, LLC. The Company activities since inception have consisted of formation activities and preparations for capital raising including writing, researching and peer reviewing this Offering Circular and consulting EDGAR, accounting, legal and audit standards and therefore, the submission of such filing, and following our business plan as an emerging growth company.

 Once the Company is qualified and approved for the Regulation A, Tier 2 Offering by the Securities and Exchange Commission (SEC) and
 commences its planned principal operations, following its business plan and goals, the firm will incur significant additional expenses juxtaposed seeking additional capital raising and funds up to the maximum of $50,000,000, no easy task or feat. As noted, the Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failure to secure funding to operationalize the Company planned operations or failing to profitably operate the business.

Gilmore | 103

 NOTE 2: GOING CONCERN

 The accompanying interim financial statements (unaudited) that I have prepared is on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company Gilmore Homes  Gilmore Loans, LLC has not yet commenced its planned principal operations and has not generated any revenues or profits since inception. The Company ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital raising financing.
 No assurance can be given that the Company will be successful in these efforts.

 NOTE 3:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

 The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

 The Company adopted the calendar year as its basis of reporting.

 Use of Estimates

 The preparation of interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the rate of the interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could defer from those estimates.

 Cash Equivalents and Concentration of Cash Balance

 The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.
 The Company cash and cash equivalents in bank deposit accounts forthcoming, at times, may exceed federally insured limits.

                                             See accompanying Unaudited Report

Gilmore | 104

 Gilmore Homes  Gilmore Loans, LLC
 NOTES TO FINANCIAL STATEMENTS
 All-inclusive notes from the periods of December 10, 2015 to December 31, 2015 (inception) ended; January 1, 2016 to December 31, 2016 ended;
 January 1, 2017 to December 31, 2017 ended; January 1, 2018 to December 31, 2018 ended; and January 1, 2019 to May 24, 2019 (Current) (Interim)
 (Unaudited)

 Fair Value of Financial Instruments

 In preparing and analyzing these interim financial statements and accompany notes, the Financial Accounting Standards Board (FASB)
 guidance specified a hierarchy of valuations techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions.
 The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities
 (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

       Level 1  Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

       Level 2  Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

       Level 3  Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

 Our carrying amounts or amounts reported in the balance sheet is currently zero ($0) of the approximate fair value, at this time.

 Revenue Recognition

 Our Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

 Gilmore | 105

 No revenue has been earned or recognized as of 2015, 2016, 2017, 2018 and up to 2019 current.

 Organizational Costs

 In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, costs of incorporation, etc., are expensed as incurred.

 Deferred Offering Costs

 The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A Expenses of Offering.
 Deferred offering consists principally of legal fees incurred in connection with an offering Gilmore Homes  Gilmore Loans LLC intends to commence during 2019 under Regulation A as well as forthcoming independent audits. Prior to the completion of the offering, these future costs will be capitalized as deferred offering costs, which will be on the future or amended balance sheet, but showing zero (0), as of now, on the interim financial statements balance sheet. All deferred offering costs will be charged to members equity upon the completion of the offering or to expense if the offering is not completed.

 Income Taxes

 The Company Gilmore Homes  Gilmore Loans, LLC is a domestic limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the interim financial statements. Income from the Company will be reported and taxed to the members on their individual tax returns.

 The Company also complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprises financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position take or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company evaluation, it has been concluded that there are no significant uncertain tax positions requiring in the Company interim financial statements.
 The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audits in any taxing jurisdiction.

Gilmore | 106

 NOTE 4: MEMBERS EQUITY

 The Company has named the Michael L Gilmore Development Co., (CIK #0001350455), a related party to the Company also DBA Gilmore Homes
 Gilmore Loans, LLC as its managing member. GH GL, LLC holds 100% of the members equity of the Company. The debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the
 Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

 NOTE 5:  RELATED PARTY TRANSACTIONS

 The Company has engaged a related party, Michael L Gilmore Development Co., in association with Gilmore Homes  Gilmore Loans, LLC, to co manage the Company. One is a Regulation 506 D Offering (MLG Dev Co) and Gilmore Homes  Gilmore Loans, LLC is a Regulation A, Tier 2
 Offering. Only the Regulation A, Tier 2 Offering will be in full operation, solicitation, and raising funds.

 NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

 Management does not believe that any recently issued accounting standards could have a material effect on the interim financial statements.
 As new ones are issued, we will adopt.

 NOTE 7: SUBSEQUENT EVENTS

 Management has evaluated subsequent events from 2015 to 2019. Based on this evaluation, no material events were identified which require adjustment or disclosure in these statements.

                                                   See accompanying Unaudited Report

Gilmore | 107

 PART III  EXHIBITS

 Item 1. Index to Exhibits
                                                         Exhibit No.

 1. Articles of Organization                               A

 2. IRS EIN Formation of Organization                      B

 3. Operating Company Agreement                              C

 4. Subscription Agreement                                    D

 5. Sample and/or Escrow Agreement*               To be filed by Amendment*

 6. Legal Opinions and Audits* (When Feasible)      To be filed by Amendment*

 7. Consents* (Where Applicable)               To be filed by Amendment*

Gilmore | 108

                                                         SIGNATURES

 Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form 1 A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 24, 2019.

                                                  Gilmore Homes  Gilmore Loans, LLC

                                                  /s/ Michael L. Gilmore
                                                  Michael L. Gilmore,
                                                  Manager of Gilmore Homes  Gilmore Loans, LLC and
                                                  Asset Manager and Chief Executive Officer, Chief Financial Officer,
                                                  Chief Operations Officer and Chief Technology Officer

 This offering statement has been signed by the following persons in the capacities and on the date(s) indicated: May 24, 2019.

                                                  Gilmore Homes  Gilmore Loans, LLC

                                                  /s/ Michael L. Gilmore
                                                  Michael L. Gilmore,
                                                  Manager of Gilmore Homes  Gilmore Loans, LLC and
                                                  Asset Manager and Chief Executive Officer, Chief Financial Officer,
                                                  Chief Operations Officer and Chief Technology Officer